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CITIZENS FINANCIAL GROUP, INC.

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Notice of 2018

Annual Meeting

of Stockholders and

Proxy Statement

LETTER FROM THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

March 9, 2018

Dear Stockholder,

We recently completed our third year as an independent, publicly traded company and I am pleased to invite you to attend our annual meeting of stockholders to be held on Thursday, April 26, 2018, at 9:00 a.m. Eastern Time, at our headquarters located at One Citizens Plaza, Providence, Rhode Island 02903. You’ll find the matters scheduled for consideration at the meeting described in detail in the following 2018 Notice of Annual Meeting of Stockholders and Proxy Statement. If you owned shares of our stock as of March 2, 2018, we encourage you to vote on these matters.

In order to accommodate those attending, we ask that you please mark your enclosed proxy card to let us know of your plans to attend. Registration and seating will begin at 8:00 a.m. Eastern Time and we will ask you to sign an admittance card and present valid photo identification. If you held your shares in a brokerage account please be sure to bring a copy of a brokerage statement that shows you held shares as of March 2, 2018. If you are the legal representative of a stockholder, please also bring proof thereof.  Cameras and recording devices will not be permitted at the meeting.

We furnish our proxy materials to stockholders on the internet at www.edocumentview.com/CFG in order to provide you with the information you need in an expedited manner while significantly lowering the costs of delivery and reducing the environmental impact of our annual meeting. You will receive a notice with instructions for accessing the proxy materials and voting via the Internet in addition to information about how to obtain paper copies of our proxy materials if you would prefer.

Your vote is important and whether or not you plan to attend the meeting, we encourage you to access electronic voting via the Internet or utilize the automated telephone voting feature as described on your enclosed proxy card, or you may sign, date and return the proxy card in the envelope provided. You may also vote in person if you plan to attend the annual meeting.

On behalf of our board of directors, we thank you for your support of Citizens Financial Group, Inc.

Sincerely,

Bruce Van Saun
Chairman of the Board and Chief
Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 26, 2018

To the Stockholders of Citizens Financial Group, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of Citizens Financial Group Inc., a Delaware corporation (the “Company”), will be held on April 26, 2018, at 9:00 a.m. Eastern Time, at the Company’s headquarters located at One Citizens Plaza, Providence, Rhode Island 02903 for the following purposes:

1.	The election of the twelve directors named in the accompanying proxy statement to serve until the 2019 annual meeting or until their successors are duly elected and qualified;
2.	Advisory vote to approve the Company’s executive compensation, commonly referred to as a “say- on-pay” vote;
3.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2018; and
4.	The transaction of such other business as may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement thereof.

Stockholders of record at the close of business on March 2, 2018 are entitled to notice of, and to vote at, the Annual Meeting. We are first sending this proxy statement and the enclosed proxy form to stockholders on or about March 16, 2018.

Our board of directors recommends that you vote FOR the election of each of the director nominees named in Proposal No. 1 of the proxy statement, FOR, on an advisory basis, the Company’s executive compensation as described in Proposal No. 2 of the proxy statement, and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal No. 3 of the proxy statement.

For our Annual Meeting, we have elected to use the Internet as the primary means of providing our proxy materials to stockholders. We will send to stockholders of record a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions for accessing the proxy materials, including our proxy statement and annual report, and for voting via the Internet. The Notice provides the information above and also provides information on how stockholders may obtain paper copies of our proxy materials free of charge. Electronic delivery of our proxy materials significantly reduces our printing and mailing costs and the environmental impact of circulating our proxy materials. The Notice also provides information on how to vote, including how to attend the meeting and vote in person.

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You are cordially invited to attend the Annual Meeting, but whether or not you expect to attend in person, you are urged to mark, date and sign your proxy card and return it by mail or follow the alternative voting procedures described in the Notice or the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

Robin S. Elkowitz
Executive Vice President, Deputy
General Counsel and Secretary

Stamford, Connecticut

March 9, 2018

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on April 26, 2018:

This notice of the Annual Meeting of Stockholders, the accompanying proxy statement and our 2017 annual report to stockholders will be available at www.edocumentview.com/CFG commencing on or about March 16, 2018.

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TABLE OF CONTENTS TO PROXY STATEMENT

PROXY STATEMENT SUMMARY	1	- Transactions with Executive Officers and Directors	28
ANNUAL MEETING INFORMATION	1	- Other	28
MATTERS TO BE VOTED ON AT THE ANNUAL MEETING	1	- Indemnification Agreements	28
HOW TO VOTE	2
BOARD & GOVERNANCE HIGHLIGHTS	2	COMPENSATION MATTERS	29
PERFORMANCE HIGHLIGHTS – OUR JOURNEY TO SUSTAINABLE GROWTH	5	PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION	29
COMPENSATION HIGHLIGHTS	7	COMPENSATION DISCUSSION AND ANALYSIS	30
		COMPENSATION COMMITTEE REPORT	42
CORPORATE GOVERNANCE	8	EXECUTIVE COMPENSATION	43
PROPOSAL 1 – ELECTION OF DIRECTORS	8	TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL	50
Nominees	9	COMPENSATION RISK ASSESSMENT	58
BOARD GOVERNANCE & OVERSIGHT	15	CEO PAY RATIO	58
- Corporate Governance Guidelines, Committee Charters and Code of Business Conduct and Ethics	15	DIRECTOR COMPENSATION	60
- Board Composition	15
- Board Selection and Refreshment	16	AUDIT MATTERS	62
- Director Independence	17	PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	62
- Board Leadership	17	AUDIT COMMITTEE REPORT	62
- Meetings of the Board of Directors and Attendance at the Annual Meeting	19	PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES	63
- Executive Sessions of Our Non-Management Directors	19	INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES	63
- Board, Committee and Director Evaluations	19
- Board Education	19
- Board’s Role in Risk Oversight	20	SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	64
- Committees of the Board	20
- Compensation Committee Interlocks and Insider Participation	23	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	64
- Talent Management and Succession Planning	23
- Executive Officers	23	INFORMATION FOR STOCKHOLDERS	66
STOCKHOLDER OUTREACH AND ENGAGEMENT	26
- Stockholder Outreach	26	QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING	66
- Communications with the Board	26	OTHER BUSINESS	71
CORPORATE SOCIAL RESPONSIBILITY	27	2019 ANNUAL MEETING AND STOCKHOLDER PROPOSALS	72
- Community Investment	27	ANNUAL REPORT FOR 2017	73
- Diversity	27	HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS	74
- Environmental Sustainability	27
RELATED PERSON TRANSACTIONS	27
- Policies and Procedures for Related Person Transactions	27

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

2018 ANNUAL MEETING INFORMATION

Date and Time:	April 26, 2018, at 9:00 a.m. Eastern Time.

Place:	One Citizens Plaza, Providence, Rhode Island 02903.

Record Date:	March 2, 2018.

Voting:	Holders of common stock are entitled to one vote per share.

Admission:

To attend the meeting in person you will need proof of your stock ownership as of the record date and a form of government-issued photo identification.  If you are the legal representative of a stockholder, you must also bring a letter from the stockholder certifying (a) the beneficial ownership you represent and (b) your status as a legal representative.  We will determine in our sole discretion whether the letter presented for admission meets the above requirements.

Date of Mailing:	A Notice of Internet Availability of Proxy Materials (the “Notice”) or this proxy statement is first being mailed to stockholders on or about March 16, 2018.

MATTERS TO BE VOTED ON AT THE 2018 ANNUAL MEETING

PROPOSAL		BOARD VOTE RECOMMENDATION	REASON FOR VOTE RECOMMENDATION	PAGE
1.	Elect the following nominees as directors: Bruce Van Saun, Mark Casady, Christine M. Cumming, Anthony Di lorio, William P. Hankowsky, Howard W. Hanna III, Leo I. (“Lee”) Higdon, Charles J. (“Bud”) Koch, Arthur F. Ryan, Shivan S. Subramaniam, Wendy A. Watson and Marita Zuraitis.	FOR ALL	Our Board believes that its directors represent an appropriate mix of experience and skills relevant to the size and nature of our business.	8
2.	Approve, on a non-binding, advisory basis, the compensation of the Company’s executive officers named in the 2017 Summary Compensation Table, as disclosed in the Compensation Discussion and Analysis, the compensation tables and accompanying narrative.	FOR	Our Board believes the executive compensation closely aligns the interests of our named executive officers and the interests of our stockholders.	29
3.	Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the 2018 fiscal year.	FOR	Based on its most recent evaluation, the Audit Committee believes it is in the best interests of the Company and its stockholders to retain Deloitte & Touche LLP.	62

HOW TO VOTE

Stockholders of record may vote by using the Internet or (if you received a proxy card by mail) by mail as described below.

Using the Internet. The address of the website for Internet voting can be found on your proxy card or Notice. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on April 25, 2018. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

By telephone. Dial the number listed on your proxy card or your voting instruction form. You will need the control number included on your proxy card or voting instruction form.
By mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.
In person. Stockholders also may attend the meeting and vote in person.

If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in “street name” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

BOARD AND GOVERNANCE HIGHLIGHTS

Our board of directors (the “Board”) will consist of not less than 5 nor more than 25 directors, excluding any directors elected by holders of preferred stock pursuant to provisions applicable only in the case of defaults under the terms of our preferred stock. The exact number of directors will be fixed from time to time by resolution of our Board. Citizens Financial Group, Inc. (the “Company” or “we” or “us” or “our”) currently has twelve directors. The terms of office of all directors expire at the Annual Meeting.

The nominees for director all currently serve on our Board and are as follows:

Name	Age	Director Since	Occupation	Board Committees	Independent[1]
Bruce Van Saun	60	2013	Chairman and CEO, Citizens Financial	Executive (Chair) Equity	No
			Group, Inc.
Mark Casady	57	2014	Retired Chairman and CEO, LPL Financial	Risk	Yes
			Holdings, Inc.
Christine M. Cumming	65	2015	Retired First Vice	Risk	Yes
			President and COO, Federal Reserve
			Bank of New York
Anthony Di Iorio	74	2014	Retired CFO,	Audit	Yes
			Deutsche Bank AG	Governance
William P. Hankowsky	66	2006	Chairman, President and	Audit	Yes
			CEO, Liberty Property Trust	Compensation
Howard W. Hanna III	70	2009	Chairman and CEO,	Audit	Yes
			Hanna Holdings, Inc.	Governance
Leo I. (“Lee”) Higdon	71	2014	Past President,	Audit	Yes
			Connecticut College	Compensation
Charles J. (“Bud”) Koch	71	2004	Retired Chairman, President and CEO,	Risk (Chair) Audit	Yes
			Charter One Bank
Arthur F. Ryan	75	2009	Retired Chairman, CEO and President, Prudential Financial, Inc.	Compensation (Chair) Governance Executive	Yes
Shivan S. Subramaniam	69	2005	Retired Chairman, FM Global	Governance (Chair) Risk Executive	Yes
Wendy A. Watson	69	2010	Former Executive Vice	Audit (Chair)	Yes
			President, Global Services, State Street	Compensation Risk
			Bank & Trust Company
Marita Zuraitis	57	2011	Director, President and CEO, The Horace	Risk	Yes
			Mann Companies

Additional information about the director nominees can be found beginning on page 9.

1	Under NYSE and SEC independence standards.

We believe that our directors represent an appropriate and diverse mix of experience and skills relevant to the size and nature of our business.

Board Composition

Board Skills and Expertise
✓ CEO experience ✓ CFO experience ✓ Retail Banking ✓ Financial Services Industry ✓ Finance/Capital Management ✓ Risk Management	✓ Compliance/Regulatory ✓ Technology ✓ Data Analytics ✓ Insurance ✓ Real Estate ✓ Academia

Board and Governance Key Facts
Size of Board	12	Classified Board	No
Number of Independent Directors	11	Lead Independent Director	Yes
Board meetings held in 2017	10	Majority Voting for Directors	Yes
Director Election Term (years)	1	Tenure Limits	No
Average Director Age	67	Mandatory Retirement Age Policy	Yes
Annual Board & Committee Evaluation	Yes	Executive Sessions of Independent Directors	Yes
Board Orientation & Continuing Education Program	Yes	Limit service on other public company boards	Yes
Stock Ownership Guidelines	Yes	Succession Planning Process	Yes
Stockholder Outreach	Yes	Diversity & Inclusion Program	Yes
Political Contributions Policy	Yes

PERFORMANCE HIGHLIGHTS – OUR JOURNEY TO SUSTAINABLE GROWTH

Prior to our initial public offering in September 2014 and subsequent separation from The Royal Bank of Scotland Group plc, our performance was well-behind peers and there had been underinvestment in strategic initiatives, technology and talent over a number of years.  With the onboarding of Bruce Van Saun as our chief executive officer in October 2013, we outlined an aggressive turnaround plan focused on investing in infrastructure, products and talent, growing revenue and managing expenses in preparation for and following our initial public offering.

Over the past three years, we have executed well on our turnaround plan and have met or exceeded analyst expectations for 14 consecutive quarters.  In addition, we have built a solid foundation with additional levers available to us for continued performance improvement.

2017 Year-end Strategic Achievements

	IPO-based medium-term targets	2017 GAAP results	2017 Underlying results*	4Q17 GAAP results	4Q17 Underlying results*	GAAP improvement since 3Q13	Underlying improvement since 3Q13*
ROTCE*	10.0%	12.3%	9.8%	19.9%	10.4%	15.6%	6.1%
ROTA*	1.0%+	1.2%	0.9%	1.8%	1.0%	1.3%	0.4%
Efficiency ratio*	~60.0%	60.9%	60.0%	60.5%	58.5%	8.0%	10.0%

•	Generated net income available to common stockholders of $1.6 billion, up 59% from 2016 and Adjusted/Underlying basis* net income available to common stockholders of $1.3 billion, up 28%	•	Improved ROTCE by 461 basis points from prior year and 219 basis points on an Adjusted/Underlying basis*

•	Grew diluted earnings per common share of $3.25 by 65% from 2016 and Adjusted/Underlying basis* diluted earnings per common share of $2.58 by 34%	•	We returned $1.1 billion to common stockholders in 2017, including dividends and share repurchases, up 70% from 2016

•	Revenue growth of 9% versus prior year, or 10% on an Adjusted/Underlying basis* with expense growth of just 4%, or 3% on an Adjusted/Underlying basis*	•	Strong CET1 ratio of 11.2% allows for attractive loan growth and continued capital returns to stockholders

•	Positive operating leverage helped drive improvement in the efficiency ratio of 293 basis points from prior year and 396 basis points on an Adjusted/Underlying basis*	•	Continued focus on delivering enhanced returns to stockholders through commitment to continuous improvement and positive operating leverage

*Key Performance Metrics (KPMs) are used by management to gauge our performance and progress over time in achieving our strategic and operational goals and also in comparing our performance against our peers. Underlying results, Adjusted results and Adjusted/Underlying results are considered non-GAAP financial measures and exclude certain notable items, where applicable. Adjusted, Underlying and Adjusted/Underlying KPMs are considered non-GAAP financial measures. For additional information on our use of KPMs and non-GAAP financial measures, see pages 41-42 of our 2017 Annual Report on Form 10-K, in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Introduction—Key
Performance Metrics Used by Management and Non-GAAP Financial Measures” and pages 45-50 of our 2017 Annual Report on
Form 10-K, in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key
Performance Metrics, Non-GAAP Financial Measures and Reconciliations” of Part II, Item 7. See Appendix A to this Proxy
Statement for calculations of KPMs and reconciliations of non-GAAP financial measures used herein.

Beyond Our Financial Performance

Since our initial public offering, we have also made significant progress in how we run the Company:

•

Exercised strong financial discipline, with a mindset of continuous improvement that has delivered efficiencies to self-fund investments and strategic initiatives to better serve customers and grow revenues.  We have utilized new technologies to deliver more effective service delivery at lower costs.

•	Disciplined execution against major growth initiatives with expanded capabilities in key fee income businesses, including Capital & Global Markets, Mortgage, Wealth and Treasury Solutions.

•	Strong progress on advancing strategic capabilities using digital technologies and Fintech partnerships to create better experiences for our customers.
•	Attracting high caliber talent in order to further strengthen the senior leadership team while developing existing leaders and talent.
•	Continued momentum in creating a value-driven, customer centric culture. Our goal is to achieve a peer leading employee, customer and community experience.
•

Further progress in building a strong risk management culture, which has resulted in an improved control environment, as well as significant advancements in our regulatory agenda, including effectively remediating and terminating regulatory actions and receipt of a non-objection to our Comprehensive Capital Analysis and Review (CCAR) submission for the third year in a row.

While we recognize there is much remaining to achieve, these milestones signify meaningful progress toward becoming a top-performing bank.  We believe we have the strategy, vision, capabilities and talent to continue to deliver strong performance that meets rising stockholder expectations.

COMPENSATION HIGHLIGHTS

Completion of Evolution from UK-Influenced Compensation Program

We have completed our evolution from a UK-influenced compensation program under our previous ownership by RBS, to a compensation program designed to be consistent with US market and regulatory standards.  This evolution has included the elimination of role-based allowances which rebalanced variable compensation and fixed pay (starting with compensation for the 2016 performance year), the negotiation of a new employment agreement with Mr. Van Saun in May 2016 more closely aligned to US practice, and the vesting of the final installment of converted RBS-granted equity in March 2017.

Executive Pay Mix Aligned with Stockholder Interests

Our executive pay mix is aligned with stockholder interests by delivering 60%-70% of variable compensation in the form of long-term awards.  Of our long-term awards, 50%-70% are delivered in the form of performance stock units with a three-year performance period (with our CEO and most of our named executive officers receiving 70% of long-term awards in the form of performance stock units).

Bonus Funding Determined Based on Balanced Review of Company Performance

The Compensation and Human Resources Committee (the “Compensation Committee”) determines overall bonus funding based on a number of performance factors, including the Company’s financial performance, risk performance, progress against strategic priorities, delivery to stakeholders, performance relative to peers, and funding as a percentage of pre-tax, pre-incentive operating profit.

Executive Compensation Decisions Consider Various Performance Dimensions, Including the Consideration of Risk Performance at Various Levels

The Compensation Committee determines executive compensation based on an evaluation of Company, business/function and individual performance, through the use of a scorecard reflecting the following dimensions: financial and overall business performance; risk and control; customer outcomes; strategic initiatives; and development/leadership of employees. Our executives, including our named executive officers, are also subject to an annual risk assessment by our Chief Risk Officer, the results of which are considered by the Compensation Committee when making compensation decisions.

Pay Practices Demonstrate Good Governance

We believe our pay practices demonstrate our commitment to good governance, including but not limited to:

•Clawback Process:  We have a process whereby events having a material adverse impact on the Company are reviewed for potential impact on compensation.

•Incentive Plan Review Process: Our compensation plans are subject to a robust governance process requiring approval for changes by all control partners (including risk, legal, human resources, and finance).  The plans are subject to a risk review by the Compensation Committee on an annual basis, and a risk review by an independent third party every three years.

•No Single Trigger Payments: We do not provide for any single trigger severance payments upon a change of control, and do not offer tax gross-ups on executive benefits.

CORPORATE GOVERNANCE

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Charter and Bylaws provide that the Board shall consist of not less than 5 nor more than 25 directors, excluding any directors elected by holders of preferred stock pursuant to provisions applicable only in the case of defaults under the terms of our preferred stock. The Board will fix the exact number of directors from time to time and has currently fixed the current number of directors at twelve. At each annual meeting, directors are elected to hold office for a term expiring at the next annual meeting.

The Board has nominated the twelve directors currently serving on the Board for election at the Annual Meeting to serve until the 2019 annual meeting or until their respective successors are duly elected and qualified. If any nominee is unable to serve as a director, the Board by resolution may reduce the number of directors or choose a substitute nominee.  We are not aware of any nominee who will be unable to or will not serve as a director.

Our Bylaws provide for the election of directors by a majority of the votes cast in an uncontested election. This means that the twelve individuals nominated for election to the Board must receive more “FOR” than “AGAINST” votes (among votes properly cast in person, electronically or by proxy) to be elected. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. There is no cumulative voting. If you sign and return the accompanying proxy card, your shares will be voted for the election of the twelve nominees recommended by the Board unless you choose to vote against any of the nominees or abstain from voting. If any nominee for any reason is unable to serve or will not serve, proxies may be voted for such substitute nominee as the proxy holder may determine. If the election of directors is not an uncontested election, directors are elected by a plurality of the votes cast.

Our Bylaws also provide that directors may be removed, with or without cause, by an affirmative vote of shares representing a majority of the outstanding shares then entitled to vote at an election of directors. Any vacancy occurring on our Board and any newly created directorship may be filled only by a vote of a majority of the remaining directors in office.

Biographical information about the nominees for director, including information about their qualifications to serve as a director, is set forth below.

Nominees

Bruce Van Saun	Mark Casady
Chairman and Chief Executive Officer, Citizens Financial Group, Inc. Age: 60 Director Since: 2013 Committees: Executive (Chair); Equity	Retired Chairman and Chief Executive Officer, LPL Financial Holdings, Inc. Age: 57 Director Since: 2014 Committees: Risk

Experience, Skills and Qualifications

• Experienced executive in the financial services industry, extensive financial background and service on the boards of other public companies

• Additional role as our Chief Executive Officer brings management’s perspective to Board deliberations and provides valuable information about the status of day-to-day operations

Experience, Skills and Qualifications

• Compliance and risk experience as an executive in the financial services industry and service on the board of governors of Financial Industry Regulatory Authority (FINRA)

• Expertise in the area of wealth management and brokerage including experience as retired Chairman and Chief Executive Officer of LPL Financial Holdings, Inc.

• Knowledge of technology and innovation through his service on the board of Eze Software Group and data management and analysis through his role at Vestigo Ventures

Background

Before joining the Company as Chairman and CEO, Mr. Van Saun served as The Royal Bank of Scotland Group plc Finance Director and was a member of its board of directors from October 2009 to October 2013. From 1997 to 2008, Mr. Van Saun held a number of senior positions with The Bank of New York and later The Bank of New York Mellon, including Vice Chairman and Chief Financial Officer. Earlier in his career, he held senior positions with Deutsche Bank, Wasserstein Perella Group and Kidder Peabody & Co. In all, Mr. Van Saun has more than 30 years of financial services experience. Mr. Van Saun has also served on the boards of directors of our subsidiaries Citizens Bank, N.A. (“CBNA”) and Citizens Bank of Pennsylvania (“CBPA”) since October 2013. Mr. Van Saun joined the board of directors of Moody’s Corporation on March 1, 2016 and serves on the Audit and Governance and Compensation Committees. He also sits on the Federal Advisory Council and is a member of The Clearing House supervisory board, and serves on the boards of Jobs for Massachusetts, the Partnership for Rhode Island, and the National Constitution Center. Previous directorships held by Mr. Van Saun in both the United Kingdom and United States include Lloyds of London (from September 2012 to May 2016), Direct Line Insurance Group plc (from April 2012 to October 2013), WorldPay (Ship Midco Limited) (from July 2011 to September 2013) and ConvergEx Inc. (from May 2007 to October 2013). Mr. Van Saun received a B.S. in Business Administration from Bucknell University in 1979 and an M.B.A. in Finance and General Management from the University of North Carolina in 1983.

Background

Mr. Casady is the retired Chairman and Chief Executive Officer of LPL Financial Holdings Inc (“LPL Financial”).  Mr. Casady retired as LPL Financial CEO in early January 2017 and as non-executive chairman of the board in early March 2017. He joined LPL Financial in May 2002 as Chief Operating Officer, became President in April 2003 and Chairman and Chief Executive Officer in December 2005. During his time there, he guided LPL to become a leading financial services organization that serves independent financial advisors, banks, and credit unions, and provides clearing services to broker/dealers at financial services companies. Before joining LPL Financial in 2002, Mr. Casady was managing director of the mutual fund group for Deutsche Asset Management, Americas - formerly Scudder Investments which he joined in 1994.  Prior to Scudder, he held roles at Concord Financial Group, a start-up funded by Hambrecht & Quist that went public, and started his career at Northern Trust.  Mr. Casady co-founded Vestigo Ventures in 2016 with a focus on financing start -ups in FinTech. He is general partner and chairman of the advisory board. He is also a member of the board of the EZE Software Group and serves as an advisor to Jobcase, Inc. He is a former member of the Financial Industry Regulatory Authority (FINRA) Board of Governors and former Chairman of the Insured Retirement Institute. Mr. Casady has also served on the boards of our subsidiaries CBNA and CBPA since June 2014. Mr. Casady received a B.S. from Indiana University and his M.B.A. from DePaul University.

Christine M. Cumming	Anthony Di Iorio
Retired First Vice President and Chief Operating Officer, Federal Reserve Bank of New York Age: 65 Director Since: 2015 Committees: Risk	Retired Chief Financial Officer, Deutsche Bank AG Age: 74 Director Since: 2014 Committees: Audit; Nominating & Corporate Governance

Experience, Skills and Qualifications

• Seasoned bank regulatory executive, including as First Vice President and Chief Operating Officer with the Federal Reserve Bank of New York

• Extensive background in risk management, technology, monetary policy and bank supervision

• Experience in crisis management as chair of the Cross-Border Crisis Management Group for the Resolution Steering Group of the G-20’s Financial Stability Board

Experience, Skills and Qualifications

• Experienced executive in the financial services industry, including serving as Chief Financial Officer and board member of Deutsche Bank

• Extensive financial and accounting background and service on the boards of other public companies

Background

Until her retirement in June 2015, Ms. Cumming was First Vice President of the Federal Reserve Bank of New York (“FRBNY”), the second ranking officer in the FRBNY, and served as its Chief Operating Officer, as well as an alternate voting member of the Federal Open Market Committee. Prior to holding that position, Ms. Cumming was executive vice president and director of research with responsibility for the Research and Market Analysis Group. Previously, she served as senior vice president responsible for the Bank Analysis and Advisory and Technical Services Functions in the Bank Supervision Group. In 1992, she was appointed vice president and assigned to Domestic Bank Examinations in Bank Supervision. She also was active in the work of the Basel Committee, including as co-chair of the Risk Management Group and chair of the task forces on supervisory matters for the Joint Forum, made up of banking, securities and insurance regulators. From 2011 to April 2015, Ms. Cumming chaired the Cross-Border Crisis Management Group, which coordinated recovery and resolution planning for large, global financial institutions for the Resolution Steering Group of the G-20’s Financial Stability Board. Ms. Cumming joined the FRBNY’s staff in September 1979 as an economist in the International Research Department, and later in the FRBNY’s International Capital Markets staff. Ms. Cumming also serves on the board of American Family Insurance Mutual Holding Company which she joined in February 2016 and teaches part time at Colombia University’s SIPA and Rutgers University. She has also served on the boards of our subsidiaries CBNA and CBPA since October 2015. Ms. Cumming holds both a B.S. and Ph.D in economics from the University of Minnesota.

Background

Mr. Di lorio began his career at Peat Marwick (KPMG) where he worked in the firm’s Financial Institutions Practice in New York and Chicago. After leaving Peat Marwick, he worked for several leading financial institutions, including as Co-controller of Goldman Sachs, Chief Financial Officer of the Capital Markets business of NationsBank (Bank of America), Executive Vice President of Paine Webber and Chief Executive Officer of Paine Webber International. He joined Deutsche Bank in Frankfurt in 2001 and later became Chief Financial Officer and a member of its board of directors and group executive committee. After retiring from Deutsche Bank in 2008, he served as senior adviser to Ernst & Young working with the firm’s financial services partners in the United Kingdom, Europe, the Middle East and Africa. Mr. Di lorio has also served on the boards of directors of our subsidiaries CBNA and CBPA since January 2014 and served as a director on the board of our former affiliate, The Royal Bank of Scotland Group plc from September 2011 to March 2014. Mr. Di Iorio received a Bachelor of Business Administration from lona College and an M.B.A. from Columbia University.

William P. Hankowsky	Howard H. Hanna III
Chairman, President and Chief Executive Officer, Liberty Property Trust Age: 66 Director Since: 2006 Committees: Audit; Compensation	Chairman and Chief Executive Officer, Hanna Holdings, Inc. Age: 70 Director Since: 2009 Committees: Audit; Nominating & Corporate Governance

Experience, Skills and Qualifications

• Extensive business and management expertise, particularly in the real estate sector as Chief Executive Officer of Liberty Property Trust and as President of the Philadelphia Industrial Development Corporation

• Service on the boards of other public companies and numerous non-profit entities

Experience, Skills and Qualifications

• Extensive business and management expertise, particularly in the real estate and mortgage origination sectors

• Compliance and regulatory experience serving on the board of directors of the Federal Reserve Bank of Cleveland’s Pittsburgh office

• Service on the boards of numerous non-profit entities and academic institutions

Background

Mr. Hankowsky is the Chairman, President & CEO of Liberty Property Trust. He joined Liberty in January 2001 as Chief Investment Officer and was responsible for refining the company’s corporate strategy and investment process. In 2002, he was named President, and in 2003, was appointed Chief Executive Officer and elected Chairman of Liberty’s board of trustees. Prior to joining Liberty, Mr. Hankowsky served for 11 years as President of the Philadelphia Industrial Development Mr. Hankowsky currently serves on the boards of Aqua America Inc. (since 2004), Delaware River Waterfront Corporation, Greater Philadelphia Chamber of Commerce, Philadelphia Convention and Visitors Bureau, Pennsylvania Academy of the Fine Arts, Philadelphia Shipyard Development Corporation and United Way of Greater Philadelphia and Southern New Jersey. He has also served on the boards of directors of our subsidiaries CBNA and CBPA since November 2006. Mr. Hankowsky received a B.A. in economics from Brown University.

Background

Mr. Hanna is the Chairman and Chief Executive Officer of Hanna Holdings, Inc. He became a sales associate in 1970 and the General Manager of Howard Hanna Real Estate Services in 1974. Mr. Hanna became Chief Operating Officer of Howard Hanna Real Estate Services and its parent company, Hanna Holdings, Inc. when the company incorporated in 1979 and then became President in 1983 and Chief Executive Officer in 1990. Howard Hanna Real Estate Services, Inc. offers mortgage origination products and services in certain geographies and, in this capacity, competes with us in Pennsylvania, Ohio, Michigan, Virginia, West Virginia, North Carolina, New York and Maryland. Mr. Hanna currently serves as the Chair of the Children’s Hospital of Pittsburgh Board of Trustees and is a member of the hospital’s Foundation Board and Finance and Investment Committee. Mr. Hanna also serves on the boards of LaRoche College, the Katz Graduate School of Business Board of Visitors, the University of Pittsburgh, the University of Pittsburgh Medical Center Health System, the Diocese of Pittsburgh Finance Council and the YMCA of Greater Pittsburgh. From 2007 to 2012, he served on the board of directors of the Federal Reserve Bank of Cleveland’s Pittsburgh office. Mr. Hanna has also served on the boards of directors of our subsidiaries CBNA and CBPA since June 2009. Mr. Hanna received a B.S. from John Carroll University in 1969.

Leo I. (“Lee”) Higdon	Charles J. (“Bud”) Koch
Past President, Connecticut College Age: 71 Director Since: 2014 Committees: Audit; Compensation	Retired Chairman President and Chief Executive Officer, Charter One Bank Age: 71 Director Since: 2004 Committees: Risk (Chair); Audit

Experience, Skills and Qualifications

• Experienced executive in the financial services industry, including serving as Managing Director and Vice Chairman of Salomon Brothers Inc.

• Service on the boards of other public companies, including as non-executive Chairman of Encompass Health Corporation and as lead director of Eaton Vance Corporation

• Experience in academic institutions, including as Past President of Connecticut College, Dean of the Darden Graduate School of Business Administration at the University of Virginia

Experience, Skills and Qualifications

• Veteran executive in the financial services industry, particularly in the retail banking sector, including position as Chief Executive Officer of Charter One Financial

• Regulatory experience from service on the board of the FHLB of Cincinnati

• Service on the boards of other public companies and academic institutions

Background

From 2006 to 2013, Mr. Higdon was the President of Connecticut College. He serves on the board of directors of Eaton Vance Corporation (since 2000) where he is currently lead director, and Encompass Health Corporation (since 2004) where he is currently the non-executive Chairman. From 2001 to 2006, he was the President of the College of Charleston. Prior to becoming President of the College of Charleston, Mr. Higdon was the President of Babson College and the Dean of the Darden Graduate School of Business Administration at the University of Virginia. Mr. Higdon spent over 20 years at Salomon Brothers Inc, holding various positions, including Managing Director and Vice Chairman. In addition, Mr. Higdon previously served on the boards of directors of Bestfoods, Inc., Chemtura Corporation and Newmont Mining Corporation. Mr. Higdon currently serves on the board of Charleston Symphony Orchestra which he joined in August 2016. He has also served on the boards of our subsidiaries CBNA and CBPA since August 2014. Mr. Higdon received a B.A. in history from Georgetown University and a M.B.A. in Finance from the University of Chicago.

Background

Mr. Koch is the retired Chairman and Chief Executive Officer of Charter One Financial and its subsidiary Charter One Bank (“Charter One”). He served as Charter One’s Chief Executive Officer from 1987 to 2004 and as its Chairman from 1995 to 2004, when the bank was acquired by The Royal Bank of Scotland Group plc. Mr. Koch has served on the boards of directors of our subsidiaries CBNA and CBPA since September 2004. He also served on the board of directors of our former affiliate, The Royal Bank of Scotland Group plc from 2004 until February 2009. Mr. Koch has been a director of Assurant Inc. (AIZ) since August 2005, and is currently a member of the Assurant Finance and Risk Committee which he chaired from 2005 to 2014, as well as a member of its Compensation Committee. He has been a director of the Federal Home Loan Bank (“FHLB”) of Cincinnati since 1990. He was Chairman of the Board of the FHLB of Cincinnati from 2005 to 2006, and currently serves on its Risk, Compensation, and Nomination and Governance Committees. His long tenure on the FHLB of Cincinnati Board has been interrupted twice, for a total of three years, due to term limitations. Mr. Koch serves as a trustee of Case Western Reserve University, and he served as its Chairman of the Board from 2008 to 2012. He is also a past Chairman of the Board of John Carroll University. Mr. Koch is a Graduate of Lehigh University with a B.S. in Industrial Engineering and earned a M.B.A. from Loyola College in Baltimore, Maryland.

Arthur F. Ryan	Shivan Subramaniam

Retired Chairman, Chief Executive Officer and President, Prudential Financial, Inc.

Age: 75

Director Since: 2009

Lead Director

Committees: Compensation (Chair); Nominating & Corporate Governance; Executive

Retired Chairman, FM Global Age: 69 Director Since: 2005 Committees: Nominating & Corporate Governance (Chair); Risk; Executive

Experience, Skills and Qualifications

• Veteran executive in the financial services industry, including position as Chief Executive Officer of Prudential Financial, Inc.

• Extensive experience in the retail banking sector as President and Chief Operating Officer of Chase Manhattan Bank

• Service on the boards of other public companies

Experience, Skills and Qualifications

• Extensive business and management expertise, including serving as Chairman and Chief Executive Officer of FM Global

• Particularly expertise in the Insurance sector with over 40 years industry experience

• Service on the boards of directors of FM Global, Lifespan Corporation and LSC Communications

Background

Mr. Ryan is the retired Chairman, Chief Executive Officer and President of Prudential Financial, Inc. (“Prudential”) After 13 years at Prudential, he retired as Chief Executive Officer and President in 2007 and he retired as Chairman in May 2008. Prior to joining Prudential in 1994, Mr. Ryan worked at Chase Manhattan Bank (“Chase Manhattan”) for 22 years. He ran Chase Manhattan’s worldwide retail bank between 1984 and 1990 and became President and Chief Operating Officer in 1990. Mr. Ryan has served on the boards of directors of our subsidiaries CBNA and CBPA since April 2009 and also served (from October 2008 to September 2013) as a director on the board of our former affiliate, The Royal Bank of Scotland Group plc. He also has served as a non-executive director of Regeneron Pharmaceuticals, Inc. since January 2003.

Background

Mr. Subramaniam was Chairman of Factory Mutual Insurance Company, a commercial and industrial property insurer from 2002 until December 2017 and also served as President and Chief Executive Officer from 1999 until his retirement at the end of 2014. Previously, Mr. Subramaniam served as Chairman and Chief Executive Officer at Allendale Insurance, a predecessor company of FM Global. Elected president of Allendale in 1992, he held a number of senior-level positions in finance and management after joining the company in 1974. Mr. Subramaniam’s career spans nearly 40 years in the insurance industry. He has served on the board of directors of FM Global since 1999, LSC Communications since October 2016 and Lifespan Corporation since December 2006. He is also a director of the Rhode Island Public Expenditure Council. Mr. Subramaniam has also served on the boards of directors of our subsidiaries CBNA and CBPA since January 2005. Mr. Subramaniam received a bachelor’s degree in mechanical engineering from the Birla Institute of Technology, Pilani, India, and two master’s degrees—one in operations research from the Polytechnic at New York University, and another in management from the Sloan School of Management at the Massachusetts Institute of Technology.

Wendy A. Watson	Marita Zuraitis
Retired Executive Vice President, Global Services, State Street Bank & Trust Company Age: 69 Director Since: 2010 Committees: Audit (Chair); Compensation; Risk	Director, President and Chief Executive Officer, The Horace Mann Companies Age: 57 Director Since: 2011 Committees: Risk

Experience, Skills and Qualifications

• Experienced executive in the financial services industry and extensive financial background, including serving as Executive Vice President, Global Services for State Street Bank & Trust Company

• Fellowship with the National Association of Corporate Directors and credentials as a CPA and Certified Fraud Examiner

• Advanced Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization

Experience, Skills and Qualifications

• Seasoned executive in the financial services industry, particularly in the insurance sector as Chief Executive Officer of The Horace Mann Educators Corporation

• Over 30 years of insurance industry experience

• Service on the boards of other companies and academic institutions

Background

Until her retirement in 2009, Ms. Watson was the Executive Vice President, Global Services for State Street Bank & Trust Company which she joined in 2000. Previously, Ms. Watson was with the Canadian Imperial Bank of Commerce where she served as Head of the Global Private Banking and Trust business and President & Chief Executive Officer CIBC Finance. She has also served as Chief Information Officer and as Head of Internal Audit for Confederation Life Insurance Company in Toronto. Ms. Watson began her career in the audit department of Sun Life Assurance Company in Canada. She has served as a director of MD Financial Holdings (CMA Holdings) Canada since 2010, DAS Canada Insurance Company (a subsidiary of Munich Re) since 2010, the Independent Order of the Foresters Life Insurance Company since 2013 and MD Private Trust (a subsidiary of MD Financial Holdings) since 2015. Ms. Watson’s years of board service also include Chair of the board of two of State Street Bank’s multi-national entities—State Street Syntel Private Ltd (India) and State Street Syntel Services Ltd (Mauritius). She currently serves on the Community Service Committee of Boston Children’s Hospital and the Advisory Board of Empathways. Ms. Watson has also served on the boards of directors of our subsidiaries CBNA and CBPA since October 2010. In addition to her corporate directorship roles, Ms. Watson is also currently a member of the Editorial Board of the “Intelligent Outsourcer” Journal and has served as a member of the board of directors of the Women’s College Hospital and the Women’s College Hospital Foundation in Toronto. Ms. Watson is a magna cum laude graduate of McGill University in Montreal with a Bachelor of Commerce degree with majors in Accounting and Law.

Background

Ms. Zuraitis is Director, President and Chief Executive Officer of The Horace Mann Educators Corporation. Prior to joining Horace Mann in May 2013, Ms. Zuraitis served as Executive Vice President and a member of the Executive Leadership Team for The Hanover Insurance Group, Inc. While at The Hanover Insurance Group, Ms. Zuraitis served as President, Property and Casualty Companies, responsible for the personal and commercial lines of operation at Citizens Insurance Company of America, The Hanover Insurance Company and their affiliates, a position she held since 2004. Prior to 2004, she was President and Chief Executive Officer, Commercial Lines for The St. Paul Travelers Companies. Previously, she held underwriting and field management positions with United States Fidelity and Guaranty Company and Aetna Life and Casualty. Ms. Zuraitis has over 30 years of experience in the insurance industry. She has served as a member of the board of trustees for the American Institute for Chartered Property and Casualty Underwriters, and has been a member of the executive and the compensation committees since June 2009. Ms. Zuraitis has also served on the boards of directors of our subsidiaries CBNA and CBPA since May 2011. She is a past Chairperson of the board of trustees for NCCI Holdings, Inc., a provider of workers’ compensation data analytics based in Boca Raton, Florida and a past member of the board of Worcester Academy in Worcester, Massachusetts. Ms. Zuraitis is a graduate of Fairfield University and completed Advanced Executive Education Program at the Wharton School of Business and the Program on Negotiations at Harvard University.

BOARD GOVERNANCE AND OVERSIGHT

The following sections provide an overview of our board governance structure and processes. Among other topics, we describe how we select directors, how we consider the independence of our directors and key aspects of our Board operations.

Corporate Governance Guidelines, Committee Charters and Code of Business Conduct and Ethics

Our Board has adopted Corporate Governance Guidelines, which set forth a flexible framework within which our Board, assisted by Board committees, directs our affairs. The Corporate Governance Guidelines address, among other things, the composition and functions of the Board, director independence, Board and Board committee evaluations, compensation of directors, management succession and review, Board committees and selection of new directors.

Our Corporate Governance Guidelines are available on the corporate governance section of our investor relations website at www.citizensbank.com/investor-relations.

The charters for each of the Audit, Compensation, Nominating and Corporate Governance, Risk and Executive Committees are also available on the corporate governance section of our investor relations website at www.citizensbank.com/investor-relations.

Our Board has also adopted a Code of Business Conduct and Ethics (the “Code”), which sets forth key guiding principles concerning ethical conduct and is applicable to all of our directors, officers and employees. The Code addresses, among other things, conflicts of interest, protection of confidential information and compliance with laws, rules and regulations, and describes the process by which any concerns about violations should be reported.

The Code is available on the corporate governance section of our investor relations website at www.citizensbank.com/investor-relations. You may also obtain a copy, free of charge, by writing to our Corporate Secretary at 600 Washington Boulevard, Stamford, Connecticut 06901. Any amendments to the Code, or any waivers of its requirements, will be disclosed on our website.

Board Composition

When considering whether directors and director nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, our Board focuses primarily on each person’s background and experience.  This includes leadership, character, financial literacy, judgment, independence, age, diversity and key skills. We believe that our directors represent an appropriate and diverse mix of experience and skills relevant to the size and nature of our business.

Board Skills and Expertise
✓ CEO experience ✓ CFO experience ✓ Retail Banking ✓ Financial Services Industry ✓ Finance/Capital Management ✓ Risk Management	✓ Compliance/Regulatory ✓ Technology ✓ Data Analytics ✓ Insurance ✓ Real Estate ✓ Academia

Board Selection and Refreshment

Our Board has delegated to the Nominating and Corporate Governance Committee the responsibility of reviewing and recommending to the Board nominees for director.

Process

The Nominating and Corporate Governance Committee evaluates and recommends candidates for Board membership to the Board annually and as vacancies or newly created positions occur.

Upon the recommendation of the Nominating and Corporate Governance Committee, a slate of directors is nominated by the Board and submitted to a stockholder vote annually.

The Nominating and Corporate Governance Committee also recommends individuals for membership on the committees of the Board annually and as vacancies or newly created positions occur.

Considerations

The Nominating and Corporate Governance Committee will consider for nomination persons who have demonstrated leadership, have experience or relevant knowledge, time availability and commitment, the highest character, reputation and integrity, the analytical and critical thinking skills, the financial literacy, risk management and other business experience and acumen, the ability to work as a team constructively in a collegial environment and who exhibit independent thought and judgment.

Recommendations

In making its recommendations for Board and committee membership, the Nominating and Corporate Governance Committee reviews candidates’ qualifications for membership on the Board or committee (including making a specific determination as to the independence of the candidate) based on the criteria described above and taking into account the enhanced independence, financial literacy and financial and risk management expertise standards that may be required under law, regulation or New York Stock Exchange rules for committee membership purposes.

In recommending the re-nomination of directors to the Board or committee, the Nominating and Corporate Governance Committee evaluates current directors including assessing such directors’ performance and reassessing their independence.

Review

The Nominating and Corporate Governance Committee also periodically reviews the composition of the Board and its committees in light of the current challenges and needs of the Board and the Company, and determines whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience.

New candidates may be identified through recommendations from independent directors or members of management, search firms or other sources to serve on the board of directors, and stockholder recommendations. Evaluations of prospective candidates typically include a review of the candidate’s background and qualifications by the Nominating and Corporate Governance Committee, interviews with the committee as a whole, one or more members of the committee, or one or more other board members, and discussions within the committee and the full board of directors.

Any stockholder who wishes to recommend a prospective candidate for the board of directors for consideration by the Nominating and Corporate Governance Committee may do so by submitting the name and qualifications of the prospective candidate in writing to the following address: Corporate Secretary, 600 Washington Boulevard, Stamford, Connecticut 06901. Stockholders must propose nominees for consideration by the Nominating and Corporate Governance Committee in accordance with the procedures and other requirements set forth in our Bylaws. See “Information for Stockholders—2019 Annual Meeting and Stockholder Proposals.”

Director Independence

As a part of its listing standards, the New York Stock Exchange (“NYSE”) has adopted certain criteria that our Board considers when determining director independence. Under the NYSE rules, the Board also broadly considers all other relevant facts and circumstances that bear on the materiality of each director’s relationship with the Company, including the potential for conflicts of interest, when determining director independence. In addition, the Board considers whether the Company or one of its subsidiaries has a lending relationship, deposit relationship, or other banking or commercial relationship with a director, an immediate family member, or an entity with which the director or a family member is affiliated by reason of being a director, an officer or a significant stockholder thereof. Any such relationship must meet the following criteria: (i) it must be in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and (ii) with respect to extensions of credit by the Company or its subsidiaries to such entity: (a) such extensions of credit have been made in compliance with applicable law, including Federal Reserve Regulation O and Section 13(k) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (b) no event of default has occurred and is continuing beyond any period of cure.

To assist the Board in its determination of director independence, the Nominating and Corporate Governance Committee annually evaluates each prospective and incumbent director using the foregoing standards and such other factors as the Nominating and Corporate Governance Committee deems appropriate, and makes a recommendation to the Board regarding the independence or non- independence of each such person. As a part of this evaluation process, the Nominating and Corporate Governance Committee considers all relevant facts and circumstances and, in particular, the independence requirements of the Securities Exchange Commission (“SEC”) and the NYSE. Banking relationships with the Company or any of its subsidiaries (including deposit, investment, lending, fiduciary) that are conducted in the ordinary course of business on substantially the same terms and conditions as are otherwise available to nonaffiliated customers for comparable transactions are not considered material in determining independence.

We have determined that each of Mr. Casady, Ms. Cumming, Mr. Di lorio, Mr. Hankowsky, Mr. Hanna, Mr. Higdon, Mr. Koch, Mr. Ryan, Mr. Subramaniam, Ms. Watson and Ms. Zuraitis is an independent director within the meaning of the applicable rules of the SEC and NYSE. In addition, we have determined each Committee member meets the independence and expertise requirements within the meaning of the applicable rules of the SEC and NYSE for the Committees on which they serve.  For further information see “Corporate Governance – Board Governance and Oversight – Committees of the Board.”

Board Leadership

The Company’s Corporate Governance Guidelines provide that our Chief Executive Officer shall serve as Chairman of the Board, while an independent director shall serve as Lead Director. Given the significant duties designated to our independent Lead Director, the Board’s view is that having a combined Chairman and Chief Executive Officer enables it to (i) provide efficient and effective governance and leadership to the Company, (ii) be apprised of current risks and issues that may impact the Company in a timely manner, and (iii) present a single point of leadership to all Company stakeholders. Accordingly, the Board has determined that a combined Chairman and Chief Executive Officer position, with an independent Lead Director, is the most appropriate Board leadership structure for the Company.

The Board reviews its leadership structure periodically in light of the composition of the Board, the needs of the Company and its stockholders, the practices of the Company’s peers, and other factors, and retains its flexibility to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer in any way that is in the best interests of the Company at a given point in time.

The Lead Director is an independent director designated by the Board, based on the recommendation of the Nominating and Corporate Governance Committee.

Lead Director Responsibilities

In addition to other duties and responsibilities of the Lead Director set forth in the Corporate Governance Guidelines or our Bylaws, the Lead Director shall:

•    preside at Board and stockholder meetings at which the Chairman is not present, including executive sessions of the independent directors;

•    serve as a liaison between the independent directors and the Chairman and Chief Executive Officer;

•    review and approve, in coordination with the Chairman and Chief Executive Officer, agendas/agenda planners for Board meetings, materials, information and meeting schedules, and have the authority to add items to the agenda for any Board meeting;

•    have the authority to call meetings of the independent directors;

•    be available for consultation and direct communication with major stockholders and regulators upon request;

•    discuss with the Chief Executive Officer, together with the Chair of the Compensation Committee, the results of the Board’s annual evaluation of the Chief Executive Officer’s performance; and

•    perform such other functions as the Board shall direct or request from time to time.

Currently, Mr. Van Saun serves as our Chairman of the Board and Chief Executive Officer and Mr. Ryan serves as our Lead Director.

Our Corporate Governance Guidelines provide that directors may not be nominated to a new term if they will be age 75 or over at the expiration of his or her current term, unless the Board waives the mandatory retirement age for a specific director.

Mr. Ryan is being nominated for election to the Board at the 2018 Annual Meeting, although he is age 75. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has waived the mandatory retirement requirement for Mr. Ryan for this year as he is a key Board member, serving as both our independent Lead Director and Chair of the Compensation Committee.  The Board decided to nominate Mr. Ryan for an additional term as director as he is a seasoned financial services executive with over 40 years of management and industry experience.  The Board also believes that, given our relatively short duration as a public company, maintaining the continuity of Mr. Ryan as our Lead Director at this time is in the best interests of the Company.  Should Mr. Ryan be reelected by our stockholders to serve on our Board for an additional term beginning April 26, 2018, we expect that he will not stand for reelection at the April 2019 annual meeting.

Meetings of the Board of Directors and Attendance at the Annual Meeting

Our board of directors held ten meetings during fiscal 2017. No member attended fewer than 75% of the Board and committee meetings on which the member sits. In accordance with our Corporate Governance Guidelines, all directors are expected to attend our annual meetings. Ten of our twelve directors attended the annual meeting held April 27, 2017. The 2018 Annual Meeting is the Company’s fourth annual meeting since becoming a public company during fiscal 2014.

Executive Sessions of Our Non-Management Directors

The Company’s non-employee directors, who are all independent, participate in regularly scheduled executive sessions in which management does not participate. Our Lead Director, Mr. Ryan, presides at each executive session.  Interested persons may make their concerns known directly to Mr. Ryan or the non-employee directors as a group by submitting their written correspondence to the Company’s Corporate Secretary located at 600 Washington Boulevard, Stamford, Connecticut 06901. The Corporate Secretary may facilitate such direct communication to the Lead Director or the non-management directors as a group by reviewing, sorting and summarizing such communications.

Board, Committee and Director Evaluations

The Board, led by the Nominating and Corporate Governance Committee, conducts an annual self-evaluation to determine whether it and its Committees are functioning effectively.  Under each Committee’s charter, the Committee evaluates and assesses its performance, skills and resources required to meet its obligations under its charter at least annually.  In addition, directors complete a self-evaluation.  At least every three years, an independent party is used to conduct the Board and Committee evaluations.

1.	Nominating and Corporate Governance Committee initiates process	Topics

Subjects considered as part of the evaluation process include:

▪  Board and Committee Meetings

▪  Board and Committee Composition and Structure

▪  Board and Committee Relationship with Management

▪  Board Oversight Role

▪  Suggestions for Improvement

2.	Evaluations completed and results shared with the Chairman, Lead Director and Nominating and Corporate Governance Committee

3.	Actions plans established to address feedback as appropriate

4.	Board and each Committee review their respective results taking any additional actions as warranted

Board Education

To assist the Board in discharging its responsibilities, members participate in an annual training and continuing education program which includes both full board training and board committee training.   An annual schedule is developed, with input from the directors, which covers a broad range of topics to enhance and strengthen the skills, knowledge, and competencies of directors, individually and collectively.  The program includes internal and external speakers as well as onsite visits and regular meetings with management.  In addition, directors are encouraged to avail themselves of educational programs offered through recognized independent providers.

Board’s Role in Risk Oversight

The Board is responsible for oversight of the Company’s internal controls and risk management framework. This oversight generally requires evaluation of management’s systems of internal control, financial reporting and public disclosure, ensuring the accuracy and completeness of financial results, review and approval of the Company’s enterprise-wide risk management governance framework and ensuring that risks to the Company are properly managed. The Board has delegated certain risk oversight duties to the Risk Committee and, with respect to financial controls, the Audit Committee. The Board receives independent reports from each of the Audit Committee and the Risk Committee at each of its meetings.

Under its charter, the Risk Committee is responsible for overseeing the design, implementation and operation of the Company’s enterprise-wide risk management governance framework with respect to funding and liquidity risk, credit risk, market risk, strategic risk, business risk, reputation risk, operational risk, model risk and pension risk. The Risk Committee reviews and, as it deems appropriate, recommends to the Board the design and implementation of the Company’s risk strategy and policy, risk appetite framework and specific risk appetites and limits.

While each committee plays a role in the oversight of risk, it is the Risk Committee which serves as the primary point of contact between the Board and the management-level committees that have responsibility for risk management. See “Corporate Governance—Board Governance and Oversight—Committees of the Board—Risk Committee.”

Under the oversight of the Risk Committee, the Company operates an enterprise-wide risk management framework which sets standards and provides guidance for the identification, assessment, monitoring, and control of material risks that affect or have the potential to affect the value for our stockholders, customers, and colleagues and the safety and soundness of the Company.  The framework sets forth the risk governance model that operates within the Company and outlines the responsibilities of the Board and its committees, executive officers, colleagues and oversight committees with respect to risk governance, supervision and internal control systems.

We are committed to building and maintaining a strong risk management culture.  We believe having an ethical culture that extends through every layer of the company is foundational to delivering the best possible banking experience for our customers and a great workplace for our colleagues.  To that end, in 2017 we established a Conduct Office, overseen by the Audit Committee, which has oversight responsibility for monitoring the behavior of our colleagues in relation to our Code of Business Conduct and Ethics, Sales Practices, and other key policy considerations on a Company-wide basis.

Committees of the Board

Our Board has six standing committees. Four of these committees (Audit, Compensation, Nominating and Corporate Governance and Risk) meet on a regular basis. The Executive Committee meets as needed and is composed of our Chairman and Chief Executive Officer, our Lead Director and the Chair of our Nominating and Corporate Governance Committee. The Executive Committee may act on behalf of the Board and reports its actions to the full Board. The Equity Committee is composed of our Chairman and Chief Executive Officer and acts as needed to make equity grants (subject to certain limitations determined by the Compensation Committee) between annual grant cycles, and reports its actions to the Compensation Committee. See “Compensation Matters—Compensation Discussion and Analysis—Process for Approval of Equity Grants.” The following table shows the current members of each of the four primary standing committees and the number of meetings held during fiscal 2017.

Director Audit C&HR N&CG Risk Mark Casady Christine M. Cumming Anthony Di lorio William P. Hankowsky Howard W. Hanna III Leo I. Higdon Charles J. Koch Arthur F. Ryan Shivan S. Subramaniam Wendy A. Watson Marita Zuraitis Current committee member Chair Number of Risk Committee meetings does not reflect 4 meetings held by the Compliance Sub-Committee of the Risk Committee which was established by, and operates, under delegated authority from the Risk Committee

Audit Committee
Members: Wendy A. Watson (Chair) Anthony Di lorio William P. Hankowsky Howard W. Hanna III Leo I. Higdon Charles J. Koch Meetings held in 2017: 15

The Audit Committee reviews and, as it deems appropriate, recommends to our Board our internal accounting and financial controls and the accounting principles and auditing practices and procedures to be employed in preparation and review of our financial statements. The Audit Committee is also directly responsible for the appointment, compensation, qualifications, independence, performance and retention of our independent public auditors.

Each member of the Audit Committee meets the independence requirements of the NYSE and is financially literate, and each member of the Audit Committee is an independent director under Rule 10A-3 under the Exchange Act. In addition, each member of the Audit Committee is an audit committee financial expert.

The Audit Committee charter is available on the corporate governance section of our investor relations website at www.citizensbank.com/investor-relations.

Compensation Committee
Members: Arthur F. Ryan (Chair) William P. Hankowsky Leo I. Higdon Wendy A. Watson Meetings held in 2017: 7

The Compensation Committee is responsible for, among other things, reviewing and approving our overall compensation philosophy, determining the compensation of our executive officers and directors, administering our incentive and equity-based compensation plans, and talent and succession planning, as described in further detail in the Compensation Discussion and Analysis.

Each member of our Compensation Committee meets the independence requirements of the NYSE and Rule 10C-1 of the Exchange Act, is a “non-employee director” under Exchange Act Rule 16b-3, and is an “outside director” under Section 162(m) of the Internal Revenue Code. If, at any time, all directors serving on the Compensation Committee do not meet the “non-employee director” requirements of Exchange Act Rule 16b-3 and “outside director” requirements of Section 162(m) of the Internal Revenue Code, the Compensation Committee will delegate to a special Section 16b-3 and Section 162(m) subcommittee consisting of those Compensation Committee members who meet such requirements the authority to approve grants of equity-based compensation subject to Section 16(b) of the Exchange Act and Section 162(m) of the Internal Revenue Code. Compensation Advisory Partners, LLC provides guidance and advice to the Compensation Committee on compensation-related matters. See “Compensation Matters—Compensation Discussion and Analysis—Executive Compensation Governance—Role of Compensation Consultants.”

The Compensation Committee charter is available on the corporate governance section of our investor relations website at www.citizensbank.com/investor-relations.

Nominating and Corporate Governance Committee
Members: Shivan Subramaniam (Chair) Anthony Di lorio Howard W. Hanna III Arthur F. Ryan Meetings held in 2017: 3

The Nominating and Corporate Governance Committee reviews and, as it deems appropriate, recommends to the Board policies and procedures relating to director and board committee nominations and corporate governance policies. It also oversees the development and implementation of the Board annual training and continuing education program and annual Board self-evaluation process.

Each member of the Nominating and Corporate Governance Committee meets the independence requirements of the NYSE.

The Nominating and Corporate Governance Committee charter is available on the corporate governance section of our investor relations website at www.citizensbank.com/investor-relations.

Risk Committee

Members:

Charles J. Koch (Chair)

Mark Casady

Christine M. Cumming

Shivan Subramaniam

Wendy A. Watson

Marita Zuriatis

Meetings held in 2017:

8*

* Number of Risk Committee meetings does not reflect 4 meetings held by the Compliance Sub-Committee of the Risk Committee which was established by and operates under delegated authority from the Risk Committee

The Risk Committee reviews and, as it deems appropriate, recommends to the Board the design and implementation of our risk strategy and policy, risk appetite framework and specific risk appetites and limits. The Risk Committee also oversees our risk management function, our enterprise risk management governance framework and reviews the due diligence of any proposed strategic transaction. In addition, the Risk Committee oversees the Chief Risk Officer and the internal risk management function of the Company. In carrying out its duties, the Risk Committee is authorized to select, retain, terminate and approve fees and other retention terms of independent legal or other advisors as it deems appropriate, without seeking approval of management or the Board.

Each member of the Risk Committee meets the independence requirements of the NYSE. Mr. Koch qualifies as an expert, as required by federal banking regulations, having the experience in identifying, assessing and managing large, complex financial firms’ risk exposures relevant to the Company’s particular risks and commensurate with the Company’s structure, risk profile, complexity, activities and size. As required by the Risk Committee charter, the chair of the committee, Mr. Koch, is also a non-executive director who meets the criteria for independence specified by the Federal Reserve Board’s Enhanced Prudential Standards (12 CFR 252.33(a)(4)(ii)).

The Risk Committee charter is available on the corporate governance section of our investor relations website at www.citizensbank.com/investor-relations.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee who served during 2017 are current or former officers or employees of the Company or any of our subsidiaries. No Company executive officer served on the compensation committee of another entity that employed an executive officer who also served on our Board. No Company executive officer served as a director of an entity that employed an executive officer who also served on our Compensation Committee.

Talent Management and Succession Planning

The Compensation Committee reviews at least annually, in consultation with the Chief Executive Officer, the Company’s talent management and succession plan, including with respect to Chief Executive Officer selection and succession in the event of the incapacitation, retirement or removal of the Chief Executive Officer, and reviews evaluations of, and development plans for, any potential successors to the Chief Executive Officer and other key positions.

Executive Officers

Our executive officers are designated by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers. Our executive officers are as follows:

Executive Officer	Age	Position
Bruce Van Saun	60	Chairman and Chief Executive Officer
Mary Ellen Baker	59	Executive Vice President and Head of Business Services
Randall J. Black	61	Executive Vice President and Controller
Brad L. Conner	56	Vice Chairman, Consumer Banking
Stephen T. Gannon	65	Executive Vice President, General Counsel and Chief Legal Officer
Malcolm Griggs	57	Executive Vice President and Chief Risk Officer
Donald H. McCree III	56	Vice Chairman, Commercial Banking
John F. Woods	53	Executive Vice President and Chief Financial Officer

Bruce Van Saun
Mr. Van Saun’s biography and related information may be found above under “Corporate Governance—Election of Directors—Nominees.”

Mary Ellen Baker

Mary Ellen Baker is Executive Vice President and Head of Business Services with responsibility for Technology, Information and Corporate Security, Property Services, Vendor Management, Enterprise Information and Change Management. Ms. Baker joined the Company in August 2016 from PNC Financial Services Group, Inc. where she most recently held the title of Executive Vice President of Enterprise Services. She previously worked for Bank of America Corporation as Head of Enterprise Resiliency and Corporate Services and Head of Technology and Operations for the Consumer and Small Business Bank. Throughout her career, Ms. Baker has led numerous strategic projects in the areas of technology and operations, including supply chain, risk management, new technology implementation, and crisis response initiatives.

Randall J. Black

Randall J. Black became our Executive Vice President and Controller in April 2016. He is also the controller of our two subsidiary banks.  Prior to joining us, Mr. Black most recently was the Chief Executive Officer reporting to the Claims Administrator for the Deepwater Horizon Economic and Property Damages Settlement, a role he held since 2014. From 2011 through 2013, he served as Managing Director for Citigroup’s Mortgage Division. From 2009 through 2011, he was the Deputy Chief Accountant of the Office of the Comptroller of the Currency. Previously, Mr. Black held senior management positions at several banking institutions, including MBNA America where he served as Chief Accounting Officer and Controller from 1991 through 2005.

Brad L. Conner

Brad L. Conner is Vice Chairman of our Consumer Banking Division. He is responsible for Retail Banking, Business Banking, Wealth Management, Home Lending Solutions, Auto Finance and Education Finance, as well as the Consumer Phone Bank and online channels. Before joining the Company in 2008, Mr. Conner was President of JP Morgan Chase & Co.’s Home Equity and Mortgage Home Loan Direct business. He previously oversaw the combined home equity business of Chase and Bank One after the companies merged in 2004, and served as Chief Executive Officer of Chase’s Education Finance businesses. Mr. Conner served as a director for the Rhode Island Public Expenditure Council from 2010 through 2012. Since 2009, he has served on the board of trustees of the Dave Thomas Foundation for Adoption, where he has served as treasurer since 2011, and currently serves on its audit committee and committee for institutional advancement. Mr. Conner currently serves on the board of directors of Amgine Technologies (US), Inc. and is Chairman of the Consumer Bankers Association board of directors, where he has served as a board member since 2011. Mr. Conner has a B.A. and M.B.A. from the University of Arkansas.

Stephen T. Gannon

Stephen T. Gannon is our Executive Vice President, General Counsel and Chief Legal Officer. Mr. Gannon is responsible for overseeing our legal department, providing strategic leadership to the management of legal risk and overseeing an integrated legal function which includes regulatory relations and government relations. Prior to joining the Company in August 2014, Mr. Gannon was the Executive Vice President and Deputy General Counsel of Capital One Financial Corporation. In his seven years at Capital One Financial Corporation, Mr. Gannon was responsible for advising on litigation and regulatory matters, transactional and product line matters as well as policy affairs and governance and, in January 2014, was appointed to serve as Market President for Central Virginia. Mr. Gannon was previously the General Counsel—Retail Brokerage Group at Wachovia Securities LLC, a partner and head of the securities litigation practice at LeClair Ryan, P.C., as well as a Staff Attorney and Branch Chief at the Securities and Exchange Commission. Mr. Gannon earned an A.B. in History and a J.D. from Georgetown University.

Malcolm Griggs

Malcolm Griggs has been our Executive Vice President and Chief Risk Officer since April 2016. Mr. Griggs joined the Company in December 2014 as Executive Vice President and Chief Credit Officer. He is responsible for all credit, market, regulatory, compliance and operational risk management for the Company. Prior to joining Citizens, Mr. Griggs was head of business risk and controls for the U.S. Consumer and Commercial Banking business at Citigroup. Mr. Griggs has had a wide range of risk management responsibility over his banking career, including senior risk positions at Morgan Stanley Private Bank, Bank of America, Wachovia, and as the first Chief Risk Officer at Fifth Third Bank. He also served on the national Board of Directors of the Risk Management Association, including serving as Chairman. He currently serves on the Rhode Island Public Expenditure Council, Rhode Island Philharmonic Orchestra and RMA Foundation Boards. Mr. Griggs received his undergraduate and law degrees from the University of North Carolina at Chapel Hill.

Donald H. McCree III

Donald H. McCree III is Vice Chairman of our Commercial Banking Division. Prior to joining the Company in August 2015, Mr. McCree served in a number of senior leadership positions over the course of 31 years at JPMorgan Chase & Co. and its predecessor companies. Most recently, Mr. McCree was Head of Corporate Banking and Chief Executive Officer of Global Treasury Services at JPMorgan, where he was responsible for providing relationship banking services to commercial clients as well as treasury and trade finance solutions to small businesses, multinational corporations, financial services firms and government entities worldwide. Prior to becoming Head of Corporate Banking, Mr. McCree’s roles at JPMorgan included Head of Global Credit Markets, North American Co-Head of Fixed Income and Head of Wholesale Risk Management. He also served as Head of Treasury and Corporate Development and was based in London for several years, where he served as European Co-Head of Investment Banking and Head of European and Asian Syndicated Finance. Mr. McCree received his B.A. from the University of Vermont.

John F. Woods

John F. Woods joined the Company in February 2017 and assumed the position of Executive Vice President and Chief Financial Officer in March 2017. As Chief Financial Officer, Mr. Woods has responsibility for our Financial Planning and Analysis, Controller, Investor Relations, Strategy and Corporate Development, Treasury and Tax functions as well as for the business line finance groups. Mr. Woods joined the Company from Mitsubishi UFJ Financial Group, Inc. (MUFG), where he served as Chief Financial Officer of the MUFG Americas Holdings Corporation, which operates MUFG Union Bank, since 2013. He previously served as Vice Chairman and Chief Financial Officer for the predecessor company of MUFG Union Bank since December 2009. Prior to that, Mr. Woods was Chief Financial Officer of the Home Lending business at JPMorgan Chase and at Washington Mutual, a predecessor entity. Before that he held senior financial positions at the Federal Home Loan Mortgage Corporation (Freddie Mac), including Chief Financial Officer of the Funding & Investment Division  and Corporate Controller. Mr. Woods began his financial career in 1986 with Arthur Andersen in Washington, D.C., where he rose to partner in the financial and risk consulting group during his 16 years with the firm. Mr. Woods holds a Bachelor of Science degree in Commerce from the University of Virginia at Charlottesville.

STOCKHOLDER OUTREACH AND ENGAGEMENT

Stockholder Outreach

Throughout the year we interact and communicate with our stockholders in a number of forums, including quarterly earnings presentations, investor conferences, press releases and SEC filings, the annual report, proxy statement and the annual meeting. On an annual basis, we proactively reach out to our stockholders to solicit feedback on corporate governance and executive compensation. During 2017, we met with seven of our largest stockholders, representing holders of over a quarter of our outstanding common stock. We reviewed with our stockholders the strides we have made toward our goal of becoming a top performing regional bank, executive compensation and corporate governance practices and sought feedback on each of these topics.  Obtaining investor feedback is important to us and feedback received was shared with the Board.

Communications with the Board

Stockholders who wish to contact our Board may send written correspondence, in care of the Corporate Secretary, to Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901. Communications may be addressed to the Lead Director or any alternate director, marked as confidential or otherwise. Communications which are addressed to the Board, an individual director or group of directors will be processed by the Office of the Corporate Secretary.  Communications received that discuss business or other matters relevant to the activities of our Board, as determined by the Corporate Secretary, will be distributed to the addressees either in summary form or by delivering a copy of the communication. With respect to other correspondence received by the

Company on behalf of one or more directors, the Board has requested that certain items, including the following, not be distributed to directors, because they generally fall into the purview of management, rather than the Board: junk mail and mass mailings, product and services complaints, product and services inquiries, resumes and other forms of job inquiries, solicitations for charitable donations, surveys, business solicitations and advertisements.

CORPORATE SOCIAL RESPONSIBILITY

We know that a strong bank sits at the heart of a healthy community. It gives loans to neighbors, invests in local businesses, supports local community initiatives, is responsible toward the environment and generally contributes to the health of the community.  These values drive our performance and support our vision of being a top-performing bank.

Community Investment

Community investment is one of our principal values. We strive to contribute to a better quality of life by serving communities across our footprint through employee volunteer efforts, a foundation that funds a range of nonprofit organizations, and through executives who provide board leadership to community organizations.  We have a number of programs to assist those in need so they may receive food and clothing, find affordable housing, develop their skills for better jobs, and expand their financial literacy.

Diversity

We are committed to building a diverse and inclusive organization positioned to support the growth of our colleagues and our communities.  Our Diversity and Inclusion Business Resource Groups have over 1,000 members.  In 2017, 200 business leaders and employees from all levels of the organization attended our first Diversity & Inclusion Conference which focused on how diversity and inclusion drive growth and innovation, helping our customers and colleagues reach their potential.  In 2017, we received recognition for having 25% women on our Board from the organization 20/20 Women on Boards, which has a mission of having 20% women on corporate boards in the U.S. by the year 2020.

Environmental Sustainability

Our Environmental Sustainability program governs how we mitigate our impact on the environment.  We work in partnership with expert vendors to consider industry best practices around energy and environmental sustainability management.  By better managing our energy and other environmental impacts, we are able to translate these financial and operational efficiencies into a more competitive service for our customers. Additionally, by focusing on the reduction of our operational footprint through smaller redesigned branch concepts, our business operations will continue to align with customer trends such as increased mobile banking and a desire for companies to have a smaller physical environmental footprint.

RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

We have adopted a written related person transactions policy pursuant to which our executive officers, directors and significant stockholders, including their immediate family members, are not permitted to enter into a related person transaction with us without the consent of our Nominating and Corporate Governance Committee. Subject to certain transactions excluded from the policy, any request for us to enter into a transaction with an executive officer, director, significant stockholder or any of such persons’ immediate family members, in which the amount involved exceeds $120,000, is required to be presented to our Nominating and Corporate Governance Committee for review, consideration and approval. All of our directors, director nominees, executive officers and significant stockholders are required to report to our Nominating and Corporate Governance Committee any such related person transaction. In approving or rejecting the proposed transaction, our Nominating and Corporate

Governance Committee will take into account, among other factors it deems appropriate, the commercial reasonableness of the terms, the benefit or perceived benefit, or lack thereof, to the Company, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest and the actual or perceived conflict of interest of the related person.

Transactions with Executive Officers and Directors

We provide credit facilities from time to time to certain directors and executive officers and their immediate families, as well as their affiliated companies. These credit facilities (i) complied with our Regulation O policies and procedures, (ii) were made in the ordinary course of business, (iii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and (iv) did not involve more than a normal risk of collectability or did not present other features unfavorable to the Company.

Under supplemental retirement arrangements relating to their prior service to Charter One, which we acquired in 2004, Mr. Charles Koch, a director, as well as his brother, Mr. John Koch, are entitled to receive monthly payments. Mr. Charles Koch and Mr. John Koch received approximately $877,500 and $744,900, respectively, under this arrangement during 2017.

Other

Based solely on Schedule 13G filings made with the SEC, BlackRock, Inc. (“BlackRock”), The Vanguard Group, State Street Corporation and their affiliates are each considered a “Related Person” under our related person transaction policy because they each beneficially owned more than 5% of our outstanding common stock as of December 31, 2017.  See “Security Ownership of Certain Beneficial Owners and Management.”

Certain of our retirement plans use BlackRock and its affiliates to provide investment management services. In connection with these services, we paid BlackRock approximately $346,950 in fees during 2017. The Nominating and Corporate Governance Committee ratified and approved the relationship with BlackRock in accordance with our policy.

Indemnification Agreements

We entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

There is currently no pending material litigation or proceeding involving any of our directors and executive officers for which indemnification is sought or which is adverse to the Company.

COMPENSATION MATTERS

PROPOSAL 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

We provide this vote under the federal securities laws (Section 14A of the Securities Exchange Act of 1934) and in recognition of our stockholders’ vote in 2015 recommending that we hold a non-binding, advisory vote on executive compensation each year.  Following that vote, the Board affirmed that recommendation and elected to hold future “say-on-pay” advisory votes on an annual basis, until the next stockholder vote on say-on-pay frequency.

With this item, stockholders may submit an advisory vote on the compensation of our CEO and other named executive officers listed in the Summary Compensation Table.  We encourage stockholders to review the complete description of our executive compensation programs provided in this proxy statement, including the Compensation Discussion and Analysis and the compensation tables and accompanying narrative, which describe the ways in which we seek to align the interests of our executives with those of our stockholders.

We ask our stockholders to vote on the following resolution at the Annual Meeting.

RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s executive officers named in the 2017 Summary Compensation Table, as disclosed pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and accompanying narrative).

Although the vote on this proposal is advisory and, therefore, is non-binding, the Compensation Committee will carefully consider the results of this vote when making future compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy and program. In particular, the CD&A and the compensation tables that follow focus on the compensation paid to our named executive officers (“NEOs”) with respect to fiscal year 2017. Our NEOs for 2017 are named below:

Name of Executive	Position
Bruce Van Saun	Chairman and Chief Executive Officer
John Woods	Chief Financial Officer
Donald H. McCree III	Vice Chairman, Commercial Banking
Brad L. Conner	Vice Chairman, Consumer Banking
Stephen T. Gannon	General Counsel and Chief Legal Officer

Name of Former Executive	Position
John J. Fawcett	Interim Chief Financial Officer

Alignment of Pay and Performance

As described in this proxy statement in the section titled “Performance Highlights – Our Journey to Sustainable Growth”, the Company has executed well on its turnaround plan since the initial public offering in September 2014.  In order to realize these results, it has been essential for us to effectively retain and motivate highly capable and experienced executive management, and we feel our compensation program has been integral in achieving this goal.

While much remains to be achieved as we continue our journey to becoming a top performing regional bank, we remain diligent in the execution of our strategic plan and our executives continue to lead their teams in maintaining focus on growing and diversifying revenue and practicing disciplined expense management.

Executive Compensation Philosophy & Principles

The fundamental principles that guide the design and implementation of compensation programs for our NEOs include:

•	Attract, retain, motivate and reward high-caliber executives to deliver long-term business performance within acceptable risk parameters;
•	Provide clear alignment between annual and long-term compensation for executives and the Company’s strategic plans;
•	Support a culture where employees recognize the importance of serving customers well and are rewarded for superior performance; and
•	Encourage the creation of value over the long-term and align the rewards of executives with returns to stockholders.

Significant 2017 Compensation Decisions

Over 96% of the votes cast on the advisory say-on-pay vote conducted at our 2017 annual meeting approved the compensation of our NEOs.  No significant changes were recommended to our executive compensation program as a result of this vote.

Notwithstanding our say-on-pay results in any given year, throughout the year the Compensation Committee’s consultant provides updates regarding executive compensation trends, best practices, and regulatory developments in order to assist the Compensation Committee in determining whether any changes to our executive compensation program should be considered.  Based on this review and in response to our businesses needs and market practice, we made the following change to our executive compensation program in 2017:

Change During 2017	Rationale
Amended our executive employment agreements to provide severance in the event of an involuntary termination after a change of control

•    Aligns with market practice

•    Puts the Company in a more favorable position to attract senior talent

•    Achieves parity among the executive team

•    Enhances alignment of management’s interests with those of our stockholders in the event of a potential change of control transaction

Highlights of our Pay Practices

We believe our pay practices demonstrate our commitment to alignment with stockholders’ interests and our dedication to maintaining a compensation program supported by strong corporate governance, as exemplified by the following practices:

What We Do		What We Don’t Do
✓	Pay for performance. A significant portion of our executives’ compensation is awarded in the form of awards that are earned based on Company performance.	✘	No single trigger vesting of equity awards or cash payments. We do not provide for any single trigger vesting of equity awards or severance payments upon a change of control.
✓	Bonus funding dependent on our risk performance. Our bonus funding is determined based on a number of factors, including but not limited to, the Company’s risk performance.	✘	Prohibition against hedging and pledging. We prohibit employees and directors from hedging or pledging Company securities.
✓	Pay is subject to clawback. We have a broad-based process through which events having a material adverse impact on the Company are reviewed for potential impact on compensation.	✘

No tax gross-ups.  We do not offer tax gross-ups on executive benefits other than in connection with our relocation program, which provides a gross-up to all employees receiving relocation assistance. In addition, we do not provide for excise tax gross-ups upon a change of control.

✓

Robust compensation plan governance.  Our compensation plans are subject to a robust governance process that involves review by control partners (including risk, legal, human resources and finance).  The plans are subject to a risk review by the Compensation Committee on an annual basis, and a risk review by an independent third party every three years.

		✘	Dividend equivalents are not paid on unvested units. Dividend equivalents are accrued but not paid until restricted stock units and performance stock units become vested.

✓

Stock ownership and retention guidelines.  Our executives and directors are subject to stock ownership and retention guidelines (CEO - 5x base salary; other executives - 3x base salary; directors - 4x annual cash retainer).

✓	Annual say-on-pay vote. We submit our executive compensation to an annual say-on-pay vote in order to elicit regular feedback from stockholders.
✓	Stockholder engagement. We proactively engage with key stockholders in order to elicit their feedback on our corporate governance and compensation practices.
✓	Independent compensation consultant. The Compensation Committee engages an independent compensation consultant, who performs work solely for the committee.

Executive Compensation Program Components

The following table summarizes the principal elements of the compensation program that applied to our NEOs for 2017. Each element is described more fully in subsequent sections of the CD&A.  Mr. Fawcett, our Interim Chief Financial Officer until March 2017, was eligible for base salary only.

Element of Pay	Objective	Key Characteristics
Base Salary	To attract and retain talented executives who can effectively lead the organization to achieve our strategic objectives.	Base salaries are reviewed annually and are intended to fairly compensate executives for the position held.
Variable Compensation

To support a culture where employees recognize the importance of serving customers well and are rewarded for their individual contributions and our collective success, and to align compensation with stockholders’ interests.

Variable compensation is designed to reward achievement of long-term objectives and annual progress toward those objectives, in a manner that aligns pay with the interests of stockholders and is market competitive.  Variable compensation awards for NEOs are determined based on Company, divisional/functional and individual performance, as discussed below in “—Executive Compensation Decisions.” Our variable compensation program is designed to discourage inappropriate risk taking by delivering a balanced portfolio of short-term and long-term awards:

Long-Term Awards

Generally granted in the form of restricted stock units and performance stock units, long-term awards are intended to tie executive pay to the interests of stockholders and to provide a retention incentive for executives.  The value actually realized by the executive varies based on stock price movement and other financial performance factors in the case of performance stock units.  For the 2017 performance year, 60%-70% of variable compensation was delivered to the NEOs in the form of long-term awards, of which between 50%-70% was in the form of performance stock units.

	Short-Term Awards	The remaining portion of variable pay for the 2017 performance year was delivered in cash.
Other Benefits	To give executives an opportunity to provide for their retirement and address other specific needs.

Our NEOs are eligible to participate in our Company-sponsored benefit programs, including our broad-based 401(k) plan and employee stock purchase plan, on the same terms and conditions that apply to all of our employees. In addition, we provide certain limited perquisites to our NEOs, which are described in footnote 8 to the 2017 Summary Compensation Table.

Executive Compensation Governance

Role of Compensation Committee

The Compensation Committee is composed solely of independent directors and is responsible for establishing, implementing and monitoring the administration of our executive compensation plans and programs, and approving our executives’ compensation. Among its duties, the Compensation Committee is responsible for determining the compensation of our CEO and, based upon recommendations from the CEO (together with our Chief Human Resources Officer), approving compensation for our other executives. In addition, the Compensation Committee is generally responsible for overseeing our material compensation and benefit plans, recommending to the Board non-employee director compensation, evaluating executive performance, and reviewing talent management and succession plans.

Role of Compensation Consultants

Compensation Advisory Partners, LLC

The Compensation Committee retained Compensation Advisory Partners, LLC (“CAP”) to provide guidance and advice on compensation-related matters during 2017. CAP was directly selected and retained by the Compensation Committee to provide a broad set of services pertaining to the compensation of our executives and our directors. The Compensation Committee does not engage CAP for any additional services outside of executive and director compensation consulting. In connection with CAP’s retention and on an annual basis, the Compensation Committee conducts an assessment of potential conflicts of interest, considering various factors including but not limited to the six factors mandated by the New York Stock Exchange rules, and no conflicts of interest relating to its services have been identified.

McLagan, AON Hewitt (“McLagan”)

Our management retains McLagan to provide market compensation data, which is referenced by the Compensation Committee when making executive compensation decisions. In addition to our internal review of incentive plans, management engaged McLagan to conduct an independent risk review of our incentive compensation plans in 2015. The Company plans to engage McLagan to do this analysis again in 2018 and to continue to engage an external consultant to conduct this type of analysis at least once every three years.

Role of Management

Our CEO reviews the performance of each of the other executives, including the NEOs, annually. Following this review, the CEO (together with our Chief Human Resources Officer) makes salary and variable compensation recommendations for executives (other than himself) to the Compensation Committee for review, feedback, and approval. Our CEO does not have any role in determining his own compensation.

Compensation Peer Group

As part of its decision-making process, the Compensation Committee refers to a peer group of companies for comparisons of compensation and performance. Although the Compensation Committee refers to peer group data in making compensation decisions, it does not target a specific percentile for executive compensation.  In determining how to position our compensation relative to peers, the Compensation Committee focuses on how well the Company has performed relative to internal targets and performance improvement relative to peers.

The Compensation Committee’s compensation consultant leads a review of the Company’s peer group on an annual basis, with the Compensation Committee making any adjustments based on the advice of management and its compensation consultant. During its annual review of the peer group, the Compensation Committee considers the size, complexity, and business mix of potential peers, and also considers the banks with which the Company competes for talent. The median annual assets of these companies at the time of our 2017 review was $141.1 billion, which was comparable to our asset size of $151.4 billion as of the second quarter of 2017.

The Compensation Committee determined in 2017 that continued use of the following peer group, which is also consistent with our financial peer group, remained appropriate for its reference in making 2017 performance year compensation decisions:

BB&T Corporation	KeyCorp	SunTrust Banks, Inc.
Comerica Corporation	M&T Bank Corporation	Regions Financial Corporation
Fifth Third Bancorp	PNC Financial Services Group	U.S. Bancorp

Executive Compensation Decisions

Base Salary

The base salaries of our executives, including those of our NEOs, are reviewed by the Compensation Committee annually. Executives’ salaries are subject to change at the Compensation Committee’s discretion if, among other reasons, the executives’ responsibilities change materially or there are significant changes in the competitive market environment. No modifications have been made to our NEOs’ salaries for 2018, as the Compensation Committee determined each of their salaries is at a level appropriate to their role.  For the amounts of our NEOs’ base salaries earned during 2017, see the “Salary” column of the 2017 Summary Compensation Table below, along with accompanying footnotes.

Variable Compensation

Process for Determining Overall Funding

The determination of our variable compensation pool is discretionary and is informed by a robust process that includes a comprehensive review of Company performance through multiple dimensions.  These dimensions include key financial performance measures, risk performance, delivery to stakeholders (customers, employees, stockholders, regulators and community), progress on strategic initiatives, compensation position relative to peer companies, performance relative to peer companies (including relative performance improvement), and the amount of the pool as a percentage of our pre-tax, pre-incentive operating profit.

At the end of 2017, performance against each of these dimensions was reviewed by the Compensation Committee, as well as the potential impact of various pool allocation scenarios on the employee population.  In addition, the Chief Financial Officer and Chief Risk Officer provided the Compensation Committee with input regarding the quality of results and risk performance for the year, respectively.  Following the consideration of all of these factors, the Compensation Committee determined the overall variable compensation pool.

Determining NEO Variable Compensation Awards

After the overall variable compensation pool was established, the Compensation Committee determined the variable compensation amounts for each of our NEOs using structured discretion as described below, with compensation amounts based on an evaluation of Company and individual performance and subject to the parameters of our Section 162(m) annual incentive plan. The factors considered by the Compensation Committee represent both objective and subjective considerations.  The Compensation Committee does not favor one measure over another or apply a particular formula or weighting, but instead uses a balanced view of performance to gain a comprehensive understanding of the Company’s overall results and the individual executive’s contributions to those results.

In making these determinations, the Compensation Committee evaluated executive performance through the use of a scorecard reflecting the following dimensions:  (i) financial and overall business performance; (ii) risk and control; (iii) customer outcomes; (iv) strategic initiatives; and (v) human capital.  These dimensions reflect a balanced review of performance, providing a means for applying structured discretion in assessing results and determining pay.  Our executives, including our NEOs, are also subject to an annual risk assessment by our Chief Risk Officer, the results of which are considered by the Compensation Committee when evaluating executive performance and making compensation decisions. Key achievements for each of the NEOs during 2017 are described below.

Executive compensation levels at our peer companies were also considered by the Compensation Committee based on most recently available data (McLagan 2016 survey data). Our peer firms for this purpose are identified above in “—Executive Compensation Governance—Compensation Peer Group.” Consideration was also given to the target compensation amounts for Messrs. Van Saun and Woods in determining their variable compensation amounts, although these targets are intended to serve only as reference points.  Mr. Van Saun has target total compensation of $8.1 million (which was increased from $7.5 million in August 2017 in light of the increase to median CEO compensation in our peer group) and Mr. Woods has target variable compensation of $2.7 million.

The Compensation Committee determined that the 2017 variable compensation amounts reflected below in the 2017 Performance Year Compensation Supplemental Table for our NEOs were appropriate, in large part, due to 2017 Company performance described earlier in “Performance Highlights – Our Journey to Sustainable Growth” and the following key individual achievements during 2017:

•	Bruce Van Saun, Chairman and Chief Executive Officer:
•

Continued to achieve strong financial performance, substantially exceeding annual guidance and budget, hitting our medium-term IPO targets of greater than 10% ROTCE (as defined below) and an efficiency ratio in the 60% range, and continuing to close the gap in our performance relative to peers.

•

Strong balance sheet management, with higher Net Interest Margin (net interest income divided by average total interest-earning assets (“NIM”)), good loan and deposit growth, and above-target capital, liquidity, and funding ratios.

•	Progress on advancing strategic capabilities using digital technologies and partnerships to create better experiences for our customers.
•

Further advancement in building a strong risk culture focused on meeting heightened regulatory expectations for risk management and compliance, including the establishment of a Conduct Office, effectively remediating and terminating regulatory actions, and further gaining the confidence of the Company’s regulators.

•	Successful recruitment of talent for several key positions and talent build-outs across digital, data analytics, customer experience, and cyber security.
•

Continued focus on our mission to help our customers, employees and communities reach their potential, including advancement of our people and culture agenda, with an emphasis on leadership development, career planning and recognition, diversity and inclusion, ongoing commitment to community service, and expected completion of the Johnston, Rhode Island campus during 2018.

•	John Woods, Chief Financial Officer:
•

Supported strong financial performance year-over-year in 2017, including ROTCE exceeding 10%, improving NIM and efficiency ratios, and delivery of strong balance sheet metrics for capital and liquidity.

•	Formalized a balance sheet optimization program designed to continue to deliver improved risk-adjusted returns and narrow the NIM gap to peers.
•	Successful execution of the Top 3 efficiency initiatives and development of Top 4.
•	Significant contributions to the refinement of strategies and processes across the bank, including mortgage strategy, merger and acquisition strategy, and the strategic planning process.
•	Strengthened management reporting capabilities in order to provide challenge and additional transparency.
•	Contributed to our receipt of a non-objection to our Comprehensive Capital Analysis and Review (“CCAR”) submission for the third year in a row.
•	Donald H. McCree III, Vice Chairman, Commercial Banking:
•	Delivered financial performance in excess of budget, due in part to continued momentum in capital markets.
•

Reorganized across five geographic regions to strengthen our coverage model around clients, including expansion into the Southeast region of the U.S. and expanding our focus on industry-specific areas.

•	Successfully completed the acquisition of Western Reserve Partners, which has increased our merger and acquisition advisory capabilities.
•	Delivered product enhancements including foreign exchange options, escrow, and permanent real estate financing, and began re-platforming our cash management product and upgrading several other key customer-facing applications, which are expected to help drive improvement in client satisfaction, colleague effectiveness, and problem resolution capabilities.

•	Brad L. Conner, Vice Chairman, Consumer Banking:
•

Completed targeted goals for 2017 physical network transformation, which coupled with enhancements in digital, position us to better meet changing consumer preferences and create a more integrated multi-channel experience.

•	Continued focus on improving customer experience throughout the organization by driving better consistency and efficiency, with early success evidenced by further improvement against key metrics.
•

Materially advanced the digital agenda, including the introduction of the SpeciFi digital investing platform, small business digital lending capability in partnership with Fundation, and the launch of Zelle person-to-person payments.

•	Solidified status as industry leader in specialty student lending and continued to grow product offerings within the unsecured lending business.
•	Stephen T. Gannon, General Counsel and Chief Legal Officer:
•	Continued stewardship of regulatory relationships, resulting in improved regulatory feedback.
•	Provided strategic input and oversight on corporate initiatives and transactions, including the Western Reserve acquisition and the CCAR process.
•	Enhanced processes with an eye toward continuous improvement, savings initiatives and reporting capabilities.
•	Continued to strengthen partnerships between the legal department and the other businesses and functions in order to ensure effective litigation management and drive Board effectiveness and challenge.

Mr. Fawcett, our Interim Chief Financial Officer, was not eligible for variable compensation in respect of the 2017 performance year.

Variable compensation payable to our executive officers for performance year 2017 was generally subject to the maximums set forth in the Citizens Financial Group, Inc. Performance Formula and Incentive Plan (the “Section 162(m) Plan”) (also see “—Tax Deductibility of Compensation” below), which limits the amount of annual variable compensation that can be granted to 2% of adjusted pre-tax operating income for our CEO and 0.7% of adjusted pre-tax operating income for other executive officers. For more information about awards granted under the Section 162(m) Plan in respect of 2017, including the definition of pre-tax operating income, please see footnote 2 to the 2017 Grants of Plan-Based Awards Table.

Variable Compensation Mix

Each year, the Compensation Committee determines the appropriate mix of variable compensation. For performance years 2015-2017, the following variable compensation mixes were approved for our NEOs:

Under the SEC reporting rules, the cash portion of our NEOs’ variable compensation for the 2017 performance year is reflected in the “Non-Equity Incentive Compensation” column of our 2017 Summary Compensation Table.  In addition, the performance stock units and restricted stock units granted in 2017 relating to performance year 2016 are reflected in the “Stock Awards” column of our 2017 Summary Compensation Table.  However, the performance stock units and restricted stock units granted in 2018 for performance year 2017 will be reflected in the “Stock Awards” column of our 2018 Summary Compensation Table.

Restricted stock units granted in 2017 for performance year 2016 are scheduled to become vested in equal installments on the first, second and third anniversaries of the grant date.

Performance stock units granted in 2017 for performance year 2016 (“2017 PSU Awards”) have a three-year performance period of January 1, 2017 through December 31, 2019, and are scheduled to become vested on the third anniversary of the grant date.  Half of each 2017 PSU Award will be earned based on achievement of targeted cumulative diluted earnings per share (“Diluted EPS”) and half will be earned based on achievement of targeted average return on average tangible common equity (“ROTCE”), with a maximum payout of 150% of target.  The Compensation Committee selected Diluted EPS and ROTCE as appropriate measures for the 2017 PSU Awards because improvement in these metrics has been an integral element of the Company’s strategic plan, with growth in Diluted EPS and in ROTCE being essential for us to become a top performing regional bank.  Targets set for Diluted EPS and ROTCE for the 2017 PSU Awards have been determined based on a review of the Company’s historical performance and strategic plan, and an assessment of peer performance and analyst and investor growth expectations.

We define “ROTCE” as net income available to common stockholders divided by average common equity excluding average goodwill (net of related deferred tax liabilities) and average other intangible assets, as reported on an underlying or adjusted basis consistent with our external earnings reporting.  We define “Diluted EPS” as net income divided by weighted average diluted common shares outstanding, also as reported on an underlying or adjusted basis consistent with our external earnings reporting.  “Underlying” or “adjusted” results exclude certain items, as applicable, that may occur in a reporting period which management does not consider indicative of on-going financial performance.

2015 PSU Award Performance Risk Assessment

As described in our proxy statement filed in March 2017, in February 2017 the Compensation Committee assessed the performance level for performance stock units granted in 2015 (relating to the 2014 performance year) at 74% of target.  While execution of the turnaround plan was excellent, certain assumptions around interest rates did not materialize, resulting in a below target payout. Following that performance assessment, awards remained subject to a risk sensitivity assessment to be performed by the Compensation Committee in early 2018.  This risk assessment occurred on February 15, 2018, during which the Compensation Committee concluded that the performance results were achieved with adequate sensitivity to risk.  As a result, the Compensation Committee has elected not to reduce the amount of awards scheduled to become vested in March 2018.

2017 Performance Year Compensation Supplemental Table

The following table reflects the direct compensation earned by each of our active NEOs for the 2017 performance year.

			Variable Compensation			Total 2017
Name	Base Salary		Cash (2)	Restricted Stock Units (3)	Performance Stock Units (3)	Direct Compensation
Bruce Van Saun	$1,487,000		$2,253,900	$1,502,600	$3,756,500	$9,000,000
John Woods	$619,231	(1)	$810,000	$540,000	$1,350,000	$3,319,231
Donald H. McCree III	$700,000		$952,500	$635,000	$1,587,500	$3,875,000
Brad L. Conner	$700,000		$697,500	$465,000	$1,162,500	$3,025,000
Stephen T. Gannon	$600,000		$564,000	$423,000	$423,000	$2,010,000

(1)	Reflects the amount of salary earned by Mr. Woods for his service as Chief Financial Officer from February 13, 2017 through December 31, 2017. Mr. Woods’ annualized salary is $700,000.
(2)

The cash portion of 2017 variable compensation awards is reflected in the “Non-Equity Incentive Plan” column of the 2017 Summary Compensation Table below for all NEOs above, each of whom was a participant in the Section 162(m) Plan during 2017. This table does not include the portion of Mr. Woods’ buy-out award that was paid in cash, which is reflected in the “Bonus” column of the 2017 Summary Compensation Table below and is described in more detail below in “—Other Benefits—Employment Agreements.”

(3)

The number of Company shares subject to these awards was determined based on the Company’s closing share price on the grant date. Under SEC reporting rules, these equity awards relating to performance year 2017 are not reflected in the 2017 Summary Compensation Table because they were granted in March 2018, and will instead be disclosed in our proxy statement filed next year.  This table does not include the portion of Mr. Woods’ buy-out award that was granted in restricted stock units, which is reflected in the “Stock Awards” column of the 2017 Summary Compensation Table and is described in more detail below in “—Other Benefits—Employment Agreements.”

Other Benefits

Employment Agreements

Each of our active NEOs is party to an employment agreement that sets forth their compensation and benefits, including severance benefits available in certain circumstances. For details, see “Termination of Employment and Change of Control—Employment Agreements with our NEOs” below and “Termination of Employment and Change of Control—Severance” below.

On December 13, 2016, we entered into an employment agreement with our Chief Financial Officer, John Woods, to commence employment on February 13, 2017.  The agreement provides for an annual salary of $700,000 and a target bonus opportunity of $2.7 million. In addition, the employment agreement provided Mr. Woods with a $7 million buy-out award in order to compensate him for the bonus which would have otherwise been paid to him by his former employer for the 2016 year and the value of awards he forfeited in connection with his resignation.  Of this amount, $3 million was paid in cash on March 31, 2017 and $4.66 million was granted in the form of restricted stock units that will become vested in installments on March 1, 2018, 2019 and 2020 (with the increase in award value from $4 million to $4.66 million due to the difference between the initial valuation and grant date values).

Mr. Woods is also entitled to a minimum payment of 26 weeks of base salary in the event he is terminated by the Company without “cause” (as defined in the agreement), subject to the execution and non-revocation of a release in favor of the Company, consistent with severance available to all executives. Mr. Woods’ original agreement also included increased severance upon a qualifying termination within 18 months following a change of control equal to his base salary and target bonus opportunity which, as described below, was superseded by a subsequent amendment to his agreement in August 2017. The agreement also provides that, for purposes of calculating retirement eligibility under the Company’s various plans, Mr. Woods will be credited with an additional five years of service.

In August 2017, the Compensation Committee approved amendments to the agreements in place for the executive team, including Messrs. Woods, McCree, Conner and Gannon to provide for double trigger severance in the event of a qualifying termination following a change of control.  This decision was made following a review of peer practice and to achieve parity among members of senior management.  The amendments provide that in the event of a termination by the Company without “cause” (as defined in the agreement) or resignation by the executive with “good reason” (as defined in the agreement) within 24 months following a change of control, the executives will receive severance consisting of: (i) two times the sum of current base salary and average cash bonus received during the prior three years, plus (ii) a pro-rata cash bonus for the year in which termination occurs, also based on the average cash bonus during the prior three years.  The amendment to Mr. Woods’ agreement superseded the change of control severance set forth in his original employment agreement.

The terms of Mr. Woods’ employment agreement and the amendments to his and the other NEOs’ agreements are described in greater detail below under the heading “Termination of Employment and Change of Control—Employment Agreements with our NEOs—Employment Agreements with Other Active NEOs.”

Nonqualified Deferred Compensation Plan

The CFG Voluntary Executive Deferred Compensation Plan was adopted, effective as of January 1, 2009, and does not offer any matching contributions or provide for above-market earnings.  During 2017, Mr. Van Saun was the only NEO who participated in the CFG Voluntary Executive Deferred Compensation Plan. For a description of the material terms of this deferred compensation plan, see the narrative following the 2017 Nonqualified Deferred Compensation Table below.

Pension Plan

The CFG Pension Plan, a tax-qualified, non-contributory defined benefit pension plan was closed to new participants effective January 1, 2009 and frozen to all participants and benefit accruals effective December 31, 2012.  Mr. Conner had a benefit under this plan as of December 31, 2017 because he was hired prior to 2009. For a description of the material terms of the CFG Pension Plan, see the narrative following the 2017 Pension Benefits Table.

401(k) Plan

We maintain a qualified defined contribution 401(k) plan for all of our employees. Employees may defer up to 50% of their eligible pay to the plan up to Internal Revenue Code limits. After employees have completed one full year of service, employee contributions are matched at 100% up to an overall limit of 4% and employees receive an additional Company contribution equal to 2% of earnings, subject to limits set by the Internal Revenue Service. Our NEOs are entitled to participate in our 401(k) plan on the same basis as our employees generally.

Health and Welfare Benefit Plans

Our NEOs are eligible to participate in Company-sponsored benefit programs, offered on the same terms and conditions as those made generally available to our employees, including medical, dental, vision, short-term and long-term disability plans.  Mr. Fawcett was not eligible for benefits during his service as Interim Chief Financial Officer.

Perquisites and Other Benefits

We provide our executives, including our NEOs, with independent advisors to assist them with financial planning, if desired by the executives. Our executives, including our NEOs, are also covered by a relocation policy and a charitable contribution policy that generally cover all our employees and our company car was used by certain of our NEOs for limited personal use.  Mr. McCree was provided with a housing allowance through 2017 due to travel obligations associated with his role, which was discontinued effective December 31, 2017. For additional details on the perquisites provided to our NEOs in 2017, see footnote 8 to the 2017 Summary Compensation Table below.

Clawback Process

The Company has a firm-wide accountability review process to ensure that there is a standardized process to take appropriate action in instances where new information would have changed compensation decisions made in previous years or should be considered in making compensation decisions for the current year. As part of that process, the Accountability Review Panel (“ARP”) meets on a regular basis to consider events having a material adverse impact on the Company to determine whether compensation adjustments are appropriate for involved employees. Potential actions by the ARP include current-year compensation adjustment, forfeiture of unvested awards, or clawback.

Our CEO and CFO are also subject to clawback as mandated by the Sarbanes-Oxley Act. The Compensation Committee monitors regulatory developments relating to clawback and will continue to evaluate our practices in order to ensure they drive appropriate behavior and discourage inappropriate risk taking, as well as comply with law.

Stock Ownership and Retention Guidelines

The Company maintains stock ownership and retention guidelines in order to further align the long-term interests of our executives and non-employee directors with those of our stockholders.

Our stock ownership guidelines require that our executives and non-employee directors hold shares having an aggregate value equal to a multiple of executives’ annual base salary or non-employee directors’ annual cash retainer, as follows:

Position	Multiple
Chief Executive Officer	5x Annual Base Salary
Other Executives	3x Annual Base Salary
Non-Employee Directors	4x Annual Cash Board Retainer

Shares that count for purposes of ownership under the guidelines include (i) shares or units for which receipt has been deferred (including shares held through our 401(k) plan, shares purchased under our tax-qualified employee share purchase program, unvested restricted stock units and shares or units held through a deferred compensation plan maintained by the Company) and (ii) restricted stock and unvested restricted stock units (that may only be settled in shares) that are subject to time-based vesting conditions only. Unexercised options (whether vested or unvested), performance awards (including performance-based restricted stock and performance-based units), and unvested restricted stock units that may only be settled in cash do not count towards the satisfaction of these guidelines.

Each executive or non-employee director has five years from the date he or she becomes subject to these guidelines to achieve compliance. As a result of modifications made to our guidelines effective for 2016, executives are also required to hold 50% of the net shares acquired as a result of settlement of compensatory awards granted in 2016 and onward until ownership guidelines have been met. Starting in 2016, directors’ restricted stock unit awards are not settled until their cessation from service on the Board.

Prohibition on Hedging and Pledging

We prohibit our employees, including our NEOs, from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s equity securities or pledging their ownership in our securities (including equity-based awards), which would undermine the risk alignment embedded in our equity- based compensation arrangements.

Tax Deductibility of Compensation

Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), a public company generally may not deduct compensation in excess of $1 million paid to its CEO and other covered officers.  Recently enacted legislation commonly known as the Tax Cuts and Jobs Act (“TCJA”) makes certain changes to Section 162(m), most notably repealing the exemption for qualified performance-based compensation for taxable years beginning after December 31, 2017 and expanding the scope of persons covered by its limitations on deductibility.  Accordingly, compensation paid after 2017 to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.  We have historically sought to structure our variable equity-based and cash-based incentive awards to be deductible under Section 162(m), to the extent possible.  However, to maintain flexibility in compensating our executives, we do not have a policy requiring compensation to be fully deductible under Section 162(m).  While the Company plans to rely on the transition relief included in the TCJA to the extent practicable, the Company believes that tax deductibility of compensation should not be the sole or primary factor in setting executive compensation policy or in rewarding executive performance.

Process for Approval of Equity Grants

We do not grant equity awards in anticipation of the release of material, non-public information, nor do we time the release of material, non-public information based on equity grant dates. The Compensation Committee has delegated the authority to make off-cycle equity grants under the Citizens Financial Group, Inc. 2014 Omnibus Plan (“Omnibus Plan”) to participants other than our executives to the Equity Committee of the Board, which is comprised of our CEO, subject to limits designated by the Compensation Committee, as described above in “Board Governance and Oversight—Committees of the Board.”

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the CD&A included in this proxy statement with members of management, and based on such review and discussions, the Compensation Committee recommended to the board that the CD&A be included in this proxy statement.

The Compensation and Human Resources Committee

Arthur F. Ryan (Chair)
William P. Hankowsky
Leo I. Higdon
Wendy A. Watson

EXECUTIVE COMPENSATION

2017 Summary Compensation Table

This 2017 Summary Compensation Table reflects the compensation of our NEOs in accordance with SEC reporting rules, which require that cash awards be disclosed in the year in which they are earned and that stock grants be disclosed in the year of grant (regardless of whether they were earned for performance during that year).

Name and Principal Position	Year	Salary ($)(3)	Bonus ($)(4)	Stock Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)

Bruce Van Saun,	2017	1,487,000	-	4,699,056	2,253,900	-	110,033	8,549,989
Chairman & Chief	2016	1,487,000	-	5,478,086	2,013,900	-	260,538	9,239,524
Executive Officer	2015	1,487,000	-	4,393,876	1,000,920	-	1,115,166	7,996,962

John Woods,	2017	619,231	3,000,000	4,659,743	810,000	-	12,825	9,101,799
Chief Financial Officer (1)

Donald H. McCree III,	2017	700,000	-	1,977,481	952,500	-	119,907	3,749,888
Head of Commercial Banking	2016	700,000	-	641,363	847,500	-	139,200	2,328,063

Brad L. Conner,	2017	700,000	-	1,487,475	697,500	13,875	54,983	2,953,833
Head of Consumer	2016	700,000	-	752,605	637,500	10,977	51,456	2,152,538
Banking	2015	700,000	-	979,713	306,000	164	546,499	2,532,376

Stephen T. Gannon,	2017	600,000	-	839,941	564,000	-	11,624	2,015,565
General Counsel	2016	600,000	-	695,666	560,000	-	7,128	1,862,794
	2015	600,000	-	764,498	440,000	-	528,243	2,332,741

John J. Fawcett,	2017	634,615	-	-	-	-	204,352	838,967
Former Interim Chief	2016	115,385	-	-	-	-	1,855	117,240
Financial Officer (2)	2015	243,704	-	574,061	-	131	762,839	1,580,735

(1)	Mr. Woods served as our Chief Financial Officer from February 13, 2017 through December 31, 2017. The amount in this table for 2017 reflects the compensation earned by him during this period.
(2)

Mr. Fawcett served as our Interim Chief Financial Officer from December 17, 2016 through March 17, 2017. The salary amounts in this table for 2016 and 2017 reflect salary earned by him during this period.

(3)

Mr. Van Saun elected to defer 10% of his 2017 base salary, or $148,700, pursuant to the CFG Voluntary Executive Deferred Compensation Plan, which is discussed in more detail in the narrative following the 2017 Nonqualified Deferred Compensation Table.

(4)

The amount in this column for 2017 for Mr. Woods reflects the cash portion of the buy-out award provided under his employment agreement described earlier under “Compensation Discussion and Analysis—Executive Compensation Decisions—Other Benefits—Employment Agreements.”

(5)

Amounts in this column for 2017 reflect the aggregate grant date fair value of restricted stock unit and performance stock unit awards granted in March 2017 as part of 2016 performance year compensation and, for Mr. Woods, the aggregate grant date fair value of restricted stock units granted to him in respect of the buy-out award provided under his employment agreement, described earlier under “Compensation Discussion and Analysis—Executive Compensation Decisions—Other Benefits—Employment Agreements.” The fair value of awards has been calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”), using the valuation methodology and assumptions set forth in Note 17 to the Company’s 2017 Annual Report on Form 10-K for the year ended December 31, 2017, which are hereby incorporated by reference.

For the performance stock unit awards, the amounts above were calculated based on the probable outcome of the performance conditions as of the service inception date, and represent the value of the target number of units granted, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the service inception date under FASB ASC Topic 718.  As of the service inception date, the values of the performance stock unit awards granted to the NEOs in 2017 assuming the highest level of performance (150% of the grant date value), were as follows: Mr. Van Saun ($5,034,700); Mr. McCree ($2,118,738); Mr. Conner ($1,593,695); and Mr. Gannon ($629,956).

For a breakdown of all awards granted during 2017, see the 2017 Grants of Plan-Based Awards Table.

(6)

2017 amounts in this column reflect the cash portion of annual variable compensation awards for the 2017 performance year.  Mr. Van Saun elected to defer 80% of the cash portion of his 2017 variable compensation ($1,803,120 out of $2,253,900) pursuant to the CFG Voluntary Executive Deferred Compensation Plan, which is discussed in more detail in the narrative following the 2017 Nonqualified Deferred Compensation Table.

(7)

For Mr. Conner, the only NEO who is eligible to participate in our pension plan, the 2017 amount shown reflects the aggregate change in actuarial present value of his accumulated benefit under our pension plan during 2017. The pension value for Mr. Conner increased by $13,875 during 2017, which includes an increase of $10,127 due to changes in assumptions underlying the present value calculations and an increase of $3,748 due to the effect of Mr. Conner being one year closer to his assumed retirement age. See footnote 3 to the 2017 Pension Benefits Table for more details on the assumptions used to determine the present value.

(8)

The below table reflects 2017 amounts included as “All Other Compensation” for each NEO. Amounts reflected in the “Other” column below include the following: (i) incremental costs relating to personal use of car and driver, calculated based on variable vehicle costs (maintenance, fuel, tolls), variable driver costs (overtime and bonus), and the percentage of miles driven for personal versus business use for Messrs. Van Saun and Fawcett; (ii) cost of financial planning services for Messrs. Van Saun, Woods and Conner; (iii) a housing allowance for Mr. McCree in the amount of $100,000 (which was discontinued as of December 31, 2017); and (iv) a payment to Mr. Fawcett in order to settle a claim regarding previously outstanding compensatory awards in the amount of $200,000, which included attorney’s fees. During 2017, the spouses of Messrs. Van Saun, McCree and Conner accompanied them on certain business trips on the Company plane, but there was no incremental cost associated with such use.

	401(k) Company Contribution ($)	Charitable Matching Contribution ($)	Dividend Equivalents Paid in Cash ($)	Other ($)	Total ($)
Bruce Van Saun	16,200	50,000	13,011	30,822	110,033
John Woods	-	-	-	12,825	12,825
Donald H. McCree III	5,400	13,000	1,507	100,000	119,907
Brad L. Conner	16,200	20,000	3,333	15,450	54,983
Stephen T. Gannon	5,400	1,500	4,724	-	11,624
John J. Fawcett	-	-	4,173	200,179	204,352

2017 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards:		Grant Date Fair Value
									Number of		of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)	Shares of Stock or Units (#)		Awards ($)(1)

Bruce Van Saun		-	-	(2)	-	-		-	-		-
	3/1/2017	-	-	-	42,390	84,781	(3)	127,171	-		3,356,480
	3/1/2017	-	-	-	-	-		-	33,912	(4)	1,342,576

John Woods
	3/1/2017	-	-	-	-	-		-	117,700	(5)	4,659,743

Donald H. McCree III		-	-	(2)	-	-		-	-		-
	3/1/2017	-	-	-	17,839	35,678	(3)	53,517	-		1,412,492
	3/1/2017	-	-	-	-	-		-	14,271	(4)	564,989

Brad L. Conner		-	-	(2)	-	-		-	-		-
	3/1/2017	-	-	-	13,418	26,837	(3)	40,255	-		1,062,477
	3/1/2017	-	-	-	-	-		-	10,735	(4)	424,999

Stephen T. Gannon		-	-	(2)	-	-		-	-		-
	3/1/2017	-	-	-	5,304	10,608	(3)	15,912	-		419,971
	3/1/2017	-	-	-	-	-		-	10,608	(4)	419,971

John J. Fawcett
		-	-	-	-	-		-	-		-

(1)

Amounts in this column reflect the grant date fair value of awards calculated in accordance with FASB ASC 718, using the valuation methodology and assumptions set forth in Note 17 to the Company’s 2017 Annual Report on Form 10-K for the year ended December 31, 2017, which are hereby incorporated by reference. For the performance stock units, the amounts above were calculated based on the probable outcome of the performance conditions as of the service inception date, and represent the target number of units, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the service inception date under FASB ASC 718.

(2)

Represents awards granted under the Section 162(m) Plan. Amounts to be earned under this plan could not be determined as of the date of grant. As discussed above, the Section 162(m) Plan sets forth the maximum annual variable compensation that can be granted at 2% of adjusted pre-tax operating income for our CEO and 0.7% of pre-tax operating income for other participants. For the 2017 performance period, the Compensation Committee determined to pay less than the maximum amounts for participants. The Section 162(m) Plan defines “pre-tax operating income” as, for the applicable fiscal year, our consolidated pretax income, adjusted to exclude the impact of any extraordinary items, goodwill impairment, integration and restructuring costs, discontinued operations, acquisition costs, gains or losses on strategic disposals, pension curtailments or settlements, cumulative effect of accounting changes, valuation adjustments related to debt accounted for at fair value, and other unusual or non-recurring items of loss or expense.

(3)

Represents performance stock units granted under the Omnibus Plan for performance year 2016, which are scheduled to vest on March 1, 2020 following the end of the three-year performance period, based half on ROTCE and half on Diluted EPS as described earlier in “Compensation Discussion and Analysis—Executive Compensation Decisions—Variable Compensation—Variable Compensation Mix” above.

(4)	Represents restricted stock units granted under the Omnibus Plan for performance year 2016.
(5)

Represents restricted stock units granted under the Omnibus Plan as a buy-out award to Mr. Woods to compensate him for the bonus that would have otherwise been paid to him by his former employer for the 2016 year and the value of equity-based awards he forfeited in connection with his resignation, as described earlier under “Compensation Discussion and Analysis—Executive Compensation Decisions—Other Benefits—Employment Agreements.”

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table shows, for each NEO, the outstanding equity awards held as of December 31, 2017.  These awards include restricted stock units and performance stock units granted in years 2015, 2016 and 2017.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Bruce Van Saun
2015 RSUs (2)	8,029	337,057	-	-
2015 PSU (3)	35,653	1,496,713	-	-
2016 RSUs (4)	23,132	971,081	-	-
2016 PSUs (5)	-	-	86,749	3,641,723
2016 Special RSUs (6)	68,212	2,863,540	-	-
2016 Special PSUs (7)	-	-	34,106	1,431,770
2017 RSUs (8)	33,912	1,423,626	-	-
2017 PSUs (9)	-	-	84,781	3,559,106

John Woods
RSU Buy-out (10)	117,700	4,941,046	-	-

Donald H. McCree III
2016 RSUs (4)	6,026	252,971	-	-
2016 PSUs (5)	-	-	22,601	948,790
2017 RSUs (8)	14,271	599,097	-	-
2017 PSUs (9)	-	-	35,678	1,497,762

Brad L. Conner
2015 RSUs (2)	1,738	72,961	-	-
2015 PSU (3)	10,390	436,172	-	-
2016 RSUs (4)	7,071	296,841	-	-
2016 PSUs (5)	-	-	26,521	1,113,352
2017 RSUs (8)	10,735	450,655	-	-
2017 PSUs (9)	-	-	26,837	1,126,617

Stephen T. Gannon
2015 RSUs (2)	2,069	86,857	-	-
2015 PSU (3)	9,845	413,293	-	-
2016 RSUs (4)	11,439	480,209	-	-
2016 PSUs (5)	-	-	17,160	720,377
2017 RSUs (8)	10,608	445,324	-	-
2017 PSUs (9)	-	-	10,608	445,324

John J. Fawcett	-	-	-	-

(1)

The values in these columns have been calculated by multiplying the number of shares outstanding as of December 31, 2017 by $41.98, the closing price on the NYSE for Company shares as of December 29, 2017 (the last trading day of the year on the NYSE).

(2)

These amounts reflect restricted stock units granted in March 2015 for the 2014 performance year under the Omnibus Plan. The units that remained unvested at the end of the 2017 fiscal year are scheduled to vest on March 23, 2018.

(3)

These amounts reflect the number of performance stock units granted in March 2015 for the 2014 performance year under the Omnibus Plan, which were earned during the performance period of January 1, 2016 through December 31, 2016 based half on ROTCE and half on Diluted EPS. The Compensation Committee assessed the performance of these awards at its February 16, 2017 meeting, as described in our Proxy Statement filed on March 7, 2017, in “Compensation Discussion and Analysis—Executive Compensation Decisions—Variable Compensation—2015 PSU Award Performance Assessment.” These units are scheduled to vest on March 23, 2018, following the recently completed risk assessment by the Compensation Committee.

(4)

These amounts reflect restricted stock units granted in March 2016 for the 2015 performance year under the Omnibus Plan, which have two remaining equal installments scheduled to vest on March 1, 2018 and 2019.

(5)

These amounts reflect performance stock units granted in March 2016 for the 2015 performance year under the Omnibus Plan, which are scheduled to vest on March 1, 2019 following the end of the three-year performance period, based half on ROTCE and half on Diluted EPS as described earlier in “Compensation Discussion and Analysis—Executive Compensation Decisions—Variable Compensation—Variable Compensation Mix.” Based on performance through December 31, 2017, amounts in this column reflect the maximum level of performance for ROTCE and the threshold level of performance for Diluted EPS.

(6)	This amount reflects restricted stock units granted to Mr. Van Saun on May 5, 2016 as part of his special award, which are scheduled to become vested on May 5, 2019.
(7)

This amount reflects performance stock units granted to Mr. Van Saun on May 5, 2016 as part of his special award, which are scheduled to become vested on May 5, 2019, subject to performance conditions as described above in “Termination of Employment and Change of Control—Employment Agreements with our NEOs—Employment Agreement with Bruce Van Saun.” Amounts in this column reflect the threshold performance level for this award.

(8)

These amounts reflect restricted stock units granted in March 2017 for the 2016 performance year under the Omnibus Plan, which are scheduled to vest in equal installments on March 1, 2018, 2019 and 2020.

(9)

These amounts reflect performance stock units granted in March 2017 for the 2016 performance year under the Omnibus Plan, which are scheduled to vest on March 1, 2020 following the end of the three-year performance period.  Based on performance through December 31, 2017, amounts in this column reflect the maximum level of performance for ROTCE and the threshold level of performance for Diluted EPS.

(10)

This amount reflects a buy-out award provided under Mr. Woods’ employment agreement, described earlier under “Compensation Discussion and Analysis—Executive Compensation Decisions—Other Benefits—Employment Agreements.” This award is scheduled to become vested in three installments:  March 1, 2018 (44,726 units); March 1, 2019 (40,018 units); and March 1, 2020 (32,956 units).

Stock Vested in 2017

	Stock Awards (1)
Name	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Bruce Van Saun	132,130	5,008,413
John Woods	-	-
Donald H. McCree III	3,014	119,324
Brad L. Conner	34,631	1,314,760
Stephen T. Gannon	7,791	298,054
John J. Fawcett (3)	34,277	1,285,732

(1)

Amounts reflect Company shares issued under the Omnibus Plan and the Citizens Financial Group, Inc. Converted Equity 2010 Long Term Incentive Plan in connection with the vesting of equity-based awards in 2017.

(2)	The values reflected in this column were calculated by multiplying the number of shares that vested in 2017 by the closing price of a Company share on the NYSE on each applicable vesting date.
(3)

The awards reflected for Mr. Fawcett were granted in connection with his prior service as Chief Financial Officer.  Pursuant to Mr. Fawcett’s separation agreement, his equity awards remained outstanding following his separation and continued to vest on their original vesting schedules subject to compliance with restrictive covenants.

2017 Pension Benefits

Name	Plan Name	Number of Years Credited Service(2)	Present Value of Accumulated Benefits($)(3)	Payments During Last Fiscal Year($)
Bruce Van Saun	—	-	-	-
John Woods	—	-	-	-
Donald H. McCree III	—	-	-	-
Brad L. Conner(1)	CFG Pension Plan	4.5411	114,217	-
Stephen T. Gannon	—	-	-	-
John J. Fawcett	—	-	-	-

(1)	Mr. Conner is the only NEO eligible to participate in the CFG Pension Plan.
(2)

After December 31, 2012, there were no further benefit accruals under the CFG Pension Plan. Therefore, an eligible employee’s actual years of service may be more than such employee’s years of credited service under the CFG Pension Plan.

(3)

For Mr. Conner, the present value of accumulated benefits at December 31, 2017 was calculated using the same actuarial assumptions used by the Company for GAAP financial reporting purposes, except where different assumptions are required.  The following are the key assumptions used: (i) a discount rate of 3.67%; (ii) a retirement age of 65, as required (the earliest unreduced retirement age under the CFG Pension Plan); (iii) the mortality assumption reflects generational mortality improvement using Scale MP-2017 for males; and (iv) no pre-retirement decrements, as required.

2017 Pension Benefits

We sponsor the CFG Pension Plan (formerly RBS Americas Pension Plan) (“Pension Plan”), which is a non-contributory defined benefit pension plan that is qualified under Section 401(a) of the Internal Revenue Code. The Pension Plan was closed to new hires and re-hires effective January 1, 2009, and frozen to all participants and benefit accruals effective December 31, 2012. Regular full-time and part-time employees of the Company who were hired before January 1, 2009 and completed one year of service were eligible for benefits under the Pension Plan.

The benefit under the Pension Plan for employees is currently calculated using a formula based on an employee’s “average gross compensation” (defined under the Pension Plan as a participant’s average eligible compensation during five years of employment (whether or not consecutive) prior to December 31, 2012 yielding the highest average), subject to limitations imposed by the Internal Revenue Service. Eligible compensation generally includes all taxable compensation, other than certain equity-based and non-recurring amounts. The formula generally provides for a benefit of 1% of average gross compensation multiplied by each year of the participant’s credited service, with such benefit percentage varying depending on the employee’s hire date and retirement date, as specified under the Pension Plan. Benefits under the Pension Plan are generally payable in the form of a monthly annuity, though benefits under the Pension Plan may be received as a lump sum payment.

A participant’s pension benefit under the Pension Plan generally vests in full on the “normal retirement date,” when the participant reaches age 65 or the fifth anniversary of the date the participant commenced participation in the Plan, whichever is later.  A participant’s pension benefit under the Pension Plan also vests in full upon completion of five years of vesting service. Participants may begin receiving full retirement benefits on the first day of the month coincident with or immediately following the normal retirement date and may be eligible for reduced benefits if retiring after attainment of age 55 with a minimum of five years of vesting service. Participants who retire after attainment of age 62 with a minimum of twenty years of vesting service are eligible to receive unreduced retirement benefits. Mr. Conner became a participant in the Pension Plan on July 1, 2009. As of December 31, 2017, Mr. Conner is eligible for early retirement under the Pension Plan and, based on his age at date of hire, will never be eligible for unreduced retirement benefits at age 62.

2017 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals in Last FY ($)(3)	Aggregate Balance at Last FY ($)
Bruce Van Saun
Voluntary deferred compensation plan(1)	1,951,820	-	164,899	-	5,554,131
Variable compensation awards	-	-	-	199,150	199,149
John Woods
Variable compensation awards	-	-	-	-	-
Donald H. McCree III
Variable compensation awards	-	-	-	-	-
Brad L. Conner
Variable compensation awards	-	-	-	43,117	43,116
Stephen T. Gannon
Variable compensation awards	-	-	-	51,333	51,333
John J. Fawcett
Variable compensation awards	-	-	-	115,000	-

(1)

The material terms of the CFG Voluntary Executive Nonqualified Deferred Compensation Plan are described in the narrative below. Executive contributions for Mr. Van Saun in the last fiscal year include the deferred portion of his 2017 base salary ($148,700, which is also reflected in the “Base Salary” column of the 2017 Summary Compensation Table) and the deferred portion of his 2017 variable compensation paid in cash during 2018 ($1,803,120, which is also reflected in the “Non-Equity Incentive Compensation” column of the 2017 Summary Compensation Table).  The aggregate balance at last fiscal year end also includes the following amounts, plus earnings on all such amounts:

-	$297,400 of his deferred 2016 salary (which was reflected in the “Base Salary” column of the 2016 Summary Compensation Table);
-	$1,611,120 of his 2016 cash bonus (which was reflected in the “Non-Equity Incentive Compensation” column of the 2016 Summary Compensation Table);
-	$297,400 of his deferred 2015 salary (which was reflected in the “Base Salary” column of the 2015 Summary Compensation Table);
-	$800,736 of his 2015 cash bonus (which was reflected in the “Non-Equity Incentive Compensation” column of the 2015 Summary Compensation Table); and
-	$318,640 of his 2014 cash bonus (which was reflected in the “Non-Equity Incentive Compensation” column of the 2014 Summary Compensation Table).
(2)	For Mr. Van Saun, the amount in this column reflects the earnings on his deferred compensation plan account during 2017.
(3)

Amounts in this column reflect the value of deferred cash awards that were paid as part of variable compensation for the 2014 performance year, and which were previously disclosed in the “Non-Equity Incentive Compensation” column of the 2014 Summary Compensation Table.

We sponsor the CFG Voluntary Executive Deferred Compensation Plan, which does not offer any matching contributions or provide for above-market earnings. During 2017, Mr. Van Saun participated in the CFG Voluntary Executive Deferred Compensation Plan and elected to defer 10% of his base salary and 80% of the cash portion of his variable compensation award for the 2017 performance year.

Under the CFG Voluntary Executive Deferred Compensation Plan, eligibility is limited to employees who have total compensation in the immediately preceding year equal to or exceeding the Internal Revenue Code Section 401(a)(17) limit for the relevant plan year. Participants are permitted to defer between 1% and 80% of their base salary and annual bonus. Participants select the allocation of their accounts among investment indices available under the plan. Our Board has the power to amend the plan at any time, as long as the amount accrued to the date of amendment in any account under the plan is not decreased or otherwise restricted. In addition, following a termination of employment participants in the CFG Executive Voluntary Deferred Compensation Plan are entitled to receive amounts that have been deferred under that plan.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL

We have entered into an employment agreement with each of our NEOs, the material terms of which are summarized below, including severance provisions. In addition, the treatment of equity-based and deferred cash awards held by our NEOs upon a termination of employment and change of control are summarized below. Please see the Potential Payments Table below for quantification of estimated payments and benefits to which our NEOs would be entitled under various termination scenarios and upon a change of control, in each case, assuming such event occurred on December 31, 2017.

Equity Awards and Deferred Cash Awards

Equity awards under the Omnibus Plan and deferred cash awards granted to our NEOs have the following treatment upon termination of employment. Provisions relating to the treatment of Bruce Van Saun’s equity-based awards and deferred cash awards upon termination of employment (including following a change of control of the Company) are included below in the description of his employment agreement.

•	Termination

Restricted Stock Units & Deferred Cash Awards - If a participant’s employment with the Company is terminated by the Company without “cause” (as defined in the award agreements under the Omnibus Plan), or by reason of “disability” or “retirement” (as defined in award agreements under the Omnibus Plan), vesting and settlement of awards will continue as originally scheduled subject to the participant not engaging in “detrimental activity” (as defined in award agreements under the Omnibus Plan), or competitive activity in the case of disability or retirement, during the remaining vesting period. If a participant voluntarily resigns or is terminated by the Company for cause, unvested awards will be forfeited. All unvested awards will become vested on the date of a participant’s death.

Performance Stock Units - In the event of a participant’s voluntary resignation, all unvested awards would be forfeited. In the event of an involuntary termination by the Company of the grantee without cause, awards will continue to vest in accordance with the original schedule subject to actual performance and will not be pro-rated based on service, provided the termination does not occur prior to the first anniversary of the performance period start date and the participant does not engage in “detrimental activity”; if the termination occurs prior to the first year anniversary of the performance period start date, awards will be forfeited.  In the event of a termination by reason of “disability” or “retirement” (as each is defined in the Omnibus Plan), awards will continue to vest in accordance with the original schedule subject to actual performance and will not be pro-rated based on service, provided the participant does not engage in “detrimental activity” or “competitive activity.”  In the event of a participant’s death, awards will become vested at target and will not be subject to pro-ration based on service.   In the event of a termination for cause, awards will be forfeited.

•	Change of Control

Omnibus Plan Provisions

In the event of a “change of control” (as defined in the Omnibus Plan and summarized below), except as otherwise provided in the applicable award agreement, the Compensation Committee may provide for:

•	continuation or assumption of outstanding awards under the Omnibus Plan by the Company (if we are the surviving corporation) or by the surviving corporation or its parent;
•	substitution by the surviving corporation or its parent of awards with substantially the same terms and value as such outstanding awards under the Omnibus Plan;
•

acceleration of the vesting (including the lapse of any restrictions, with any performance criteria or conditions deemed met at target) or the right to exercise outstanding awards immediately prior to the date of the change of control and the expiration of awards not timely exercised by the date determined by the Compensation Committee; or

•

in the case of outstanding stock options and SARs, cancelation in consideration of a payment in cash or other consideration equal to the intrinsic value of the award. The Compensation Committee may, in its sole discretion, terminate without the payment of any consideration, any stock options or SARs for which the exercise or hurdle price is equal to or exceeds the per share value of the consideration to be paid in the change of control transaction.

Under the Omnibus Plan, except as otherwise provided in a participant’s award agreement, “change of control” generally means the occurrence of one or more of the following events:

•	the acquisition of more than 50% of the combined voting power of our outstanding securities (other than by an employee benefit plan or trust maintained by us);
•	the replacement of the majority of our directors during any 12-month period;
•

the consummation of our merger or consolidation with another entity (unless our voting securities outstanding immediately before such transaction continue to represent at least 50% of the combined voting power and total fair market value of the securities of the surviving entity, or if applicable, the ultimate parent thereof, outstanding immediately after such transaction); or

•

the transfer of our assets having an aggregate fair market value of more than 50% of the fair market value of the company and our subsidiaries immediately before such transfer, but only to the extent that in connection with such transfer or within a reasonable period thereafter, our stockholders receive distributions of cash and/or assets having a fair market value that is greater than 50% of the fair market value of us and our subsidiaries immediately before such transfer.

Restricted Stock Unit, Performance Stock Unit and Deferred Cash Award Agreements

In the event of a change of control, the actual number of performance stock units earned will be determined and will remain subject to time-based vesting conditions until the end of the original vesting period. If within 12 months following a change of control, the participant’s employment is terminated by the Company without “cause” (as defined in award agreements under the Omnibus Plan) or the participant resigns for “good reason” (as defined in the award agreements under the Omnibus Plan), restricted stock units, deferred cash and performance stock units will fully vest and be settled immediately following the termination, with the level of performance for performance stock units measured as of the change of control.

Severance

The severance to which our NEOs are entitled in various circumstances is governed by their employment agreements, which are described below in “—Employment Agreements with Our NEOs.” None of our NEOs’ employment agreements provides for excise tax gross-ups in connection with a change of control.

In addition to severance pay, under our severance practice our NEOs would also be entitled to receive benefits under our then-existing health and welfare plans for one month at active employee rates, prior to the start of the COBRA continuation period. Outplacement services would also be offered for 12 months. We may amend or terminate this practice at any time.

Employment Agreements with Our NEOs

The material terms of the agreements entered into with our NEOs are summarized below.

Employment Agreement with Mr. Van Saun

In light of UK and European remuneration regulations ceasing to apply to the Company in late 2015, we entered into an amended employment agreement with Mr. Van Saun on May 5, 2016. The Compensation Committee’s objective was to put into place an arrangement that balanced its former obligations under Mr. Van Saun’s prior agreement and achieved the following positive results for the Company: (i) motivates and rewards Mr. Van Saun for the achievement of our strategic objectives; (ii) provides additional retentive value; and (iii) aligns terms and conditions more closely with US market practice.

The agreement has an initial five-year term that will be extended automatically for a subsequent two-year term unless either party provides at least 12 months notice to terminate. There is no further opportunity for automatic renewal beyond the additional two-year term. In the event of Mr. Van Saun’s voluntary resignation, he would be required to provide the Company at least six months notice in order to effectuate an orderly handover of duties.

Pursuant to the agreement, Mr. Van Saun is entitled to receive an annual base salary of $1,487,000 and has a target total compensation opportunity of $8.1 million, which was increased from $7.5 million in August 2017 in light of the subsequent increases to median CEO compensation in our peer group.  The form and terms of Mr. Van Saun’s variable compensation are to be determined annually by the Compensation Committee. In addition, Mr. Van Saun is eligible to participate in employee benefits available to the Company’s senior executives generally, and is also entitled to the business use of a company car.

The agreement also provided Mr. Van Saun with a one-time equity award with a target value of $3 million, half of which was granted in the form of restricted stock units and half in performance stock units (in the case of performance stock units, with vesting level depending on performance, as described below). This award will become vested on the three year anniversary of the grant date, provided Mr. Van Saun does not resign prior to that date. The performance stock units are intended to focus and reward Mr. Van Saun for progress toward the successful achievement of the Company’s long-term strategic plan.  The Compensation Committee will conduct a qualitative assessment of results across financial, risk, customer and enterprise performance dimensions following the end of the three-year performance period to determine the extent to which these performance stock units ultimately vest.

Under the terms of his agreement, Mr. Van Saun is also entitled to the following payments and benefits upon termination of employment in various scenarios, in each case, subject to execution and non-revocation of a release in our favor:

Termination without cause or resignation for good reason absent a change of control

Mr. Van Saun would receive a lump sum cash severance payment equal to two times his base salary and would also receive a pro-rata portion of his target cash incentive for the year of termination payable when cash incentives are paid to other executives, in each case, subject to an orderly handover of duties. In addition, his outstanding unvested equity and deferred cash awards would continue to vest on their original schedule, with performance stock units subject to actual performance and, in each case, subject to Mr. Van Saun not engaging in detrimental activity for 12 months post-termination. It should be noted that the Company’s election not to renew the agreement for an additional two year term would constitute a termination without cause.

Termination without cause or resignation for good reason following a change of control

In the event of a qualifying termination of employment occurring within 24 months following a change of control, Mr. Van Saun would receive a lump sum cash severance payment equal to three times the sum of his base salary and his target cash incentive for the year of termination, plus a pro-rata portion of his target cash incentive for the year of termination. Upon the change of control, Mr. Van Saun’s performance stock units would be frozen at target performance level, but not accelerated. Following the subsequent qualifying termination, all of Mr. Van Saun’s outstanding equity and deferred cash awards would immediately vest and be paid. The agreement also provides that if any payments or benefits to Mr. Van Saun (whether or not under the employment agreement) would be considered parachute payments pursuant to Internal Revenue Code Section 280G, these payments and benefits would be reduced to the extent necessary to avoid triggering the excise tax under Internal Revenue Code Section 4999 unless he would be better off (on an after-tax basis) if he received all payments and benefits due and paid all excise and income taxes. The employment agreement does not provide any gross-up for excise taxes.

Resignation without Good Reason (Retirement)

Mr. Van Saun currently meets the Company’s retirement rule as his age plus years of service equals or exceeds 65, with a minimum of at least five years of service. In connection with Mr. Van Saun’s retirement, he would be required to provide at least six months notice and effectuate an orderly handover of duties. At the time of termination, if the Company requires Mr. Van Saun to work during the notice period, the Company and Mr. Van Saun would mutually agree on how a pro-rata portion of his variable compensation (excluding performance-based awards) for the year in termination would be payable. Outstanding unvested equity and deferred cash awards, other than the one-time special award granted in May 2016, would continue to vest on their original schedule, with performance stock units subject to actual performance and, in each case, subject to Mr. Van Saun not engaging in competitive activity during the remaining vesting period or specified detrimental activity for 12 months post- termination. The one-time special award would be forfeited.

Death

Mr. Van Saun’s estate would receive his base salary through the end of the month in which his death occurs as well as a pro-rata portion of his target cash incentive. In addition, his outstanding equity and deferred cash awards would immediately vest and be paid, with performance stock units vesting at target level.

Disability

Mr. Van Saun would continue to receive his base salary up to the date he becomes eligible for long-term disability benefits under the Company’s plan (currently, six months from the date of disability) and, in addition, his outstanding unvested equity and deferred cash awards would continue to vest on their original schedule, with performance stock units subject to actual performance and, in each case, subject to Mr. Van Saun not engaging in competitive activity during the remaining vesting period or specified detrimental activity for 12 months post-termination.

Mr. Van Saun is subject to a perpetual confidentiality covenant. In addition, Mr. Van Saun is subject to non-competition and non-solicitation covenants. The non-competition covenant applies for six months post-termination, concurrent with any notice period, in the event of a termination without cause or resignation for good reason. For this purpose, competitors are defined to include the following companies: JP Morgan Chase, Bank of America, Citigroup, Wells Fargo, US Bancorp, Regions Financial Corp., M&T Bank Corp., PNC, Fifth Third, Sun Trust, Comerica, KeyCorp, BB&T, Capital One and TD Bank. The non-solicitation covenant prohibits solicitation of employees as well as customers and prospective clients for twelve months post-termination, concurrent to any notice period, in the event of a termination without cause or resignation for good reason.

The agreement includes the following definitions of cause and good reason:

“Cause” includes: (i) any indictment for, conviction of, plea of guilty or nolo contendere to by Mr. Van Saun for the commission of: (a) any felony, (b) any criminal offense within the scope of Section 19 of the Federal Deposit Insurance Act, 12 U.S. C. § 1829; or (c) a misdemeanor involving dishonesty; (ii) if Mr. Van Saun willfully commits a material breach of his obligations under his employment agreement or repeats or continues after written warning any material breach of his obligations under his employment agreement, or is, in the opinion of the board, guilty of gross misconduct which brings him or the company or any of its affiliates into disrepute; (iii) if Mr. Van Saun is guilty of dishonesty in the conduct of his duties under his employment agreement, gross incompetence, willful neglect of duty, or of mismanagement of his financial affairs through failure to observe the company’s rules and procedures for the operation of bank accounts and/or borrowing; (iv) if Mr. Van Saun commits any act of bankruptcy or takes advantage of any statute for the time being in force offering relief to insolvent debtors; or (v) if, as a result of any default on the part of Mr. Van Saun, he is prohibited by law from acting as an officer of the company or any of its affiliates.

“Good Reason” includes a material breach of the employment agreement by the company, or a substantial diminution or other substantial adverse change, not consented to by Mr. Van Saun, in the nature or scope of his responsibilities, authorities, powers, functions or duties or in his base salary, except that removal of the role of chairman of the company from his duties shall not amount to good reason.

Employment Agreements with Other Active NEOs

Each of Messrs. Woods, McCree, Conner and Gannon has entered into an employment agreement with the Company. These agreements generally provide for the terms of each executive’s compensation arrangement, including salary and variable compensation, vacation and eligibility for other health and welfare benefits. Under each executive’s agreement, the executive is subject to a notice period with regard to his intent to leave our employ for any reason (120 days for Messrs. Woods, McCree and Conner and 90 days for Mr. Gannon). In addition, each of the agreements contains covenants regarding the non-solicitation of customers and employees that apply for 12 months following a termination of employment for any reason.

These agreements each provide that the executive is entitled to a minimum payment of 26 weeks of base salary in the event he is made redundant or is terminated by the Company without “cause” (as defined in the agreements), subject to the execution and non-revocation of a release in favor of the Company.  This level of severance is consistent with severance available to all executives. Mr. Woods’ agreement also included increased severance upon a qualifying termination within 18 months following a change of control equal to his base salary and target bonus opportunity which, as described below, was superseded by a subsequent amendment to his agreement in August 2017.

In August 2017, the Compensation Committee approved amendment of the agreements in place for Messrs. Woods, McCree, Conner and Gannon to provide for double trigger severance in the event of a qualifying termination following a change of control.  This decision was made following a review of peer practice and to achieve parity among members of senior management.  The amendment to each agreement provides that in the event of a termination by the Company without “cause” (as defined in the agreement) or resignation by the executive with “good reason” (as defined in the agreement) within 24 months following a change of control, the executive will receive severance consisting of: (i) two times the sum of his current base salary and average cash bonus received during the prior three years, plus (ii) a pro-rata cash bonus for the year in which termination occurs, also based on the average cash bonus during the prior three years.  The amendment for Mr. Woods’ agreement superseded the change of control severance set forth in his original employment agreement.

The agreements in place for Messrs. Woods and McCree also provide that, for purposes of calculating retirement eligibility under the Company’s various plans, each executive will be credited with an additional five years of service. Pursuant to Mr. Woods’ agreement, he was granted a $7 million buy-out award in order to compensate him for the bonus which would have otherwise been paid to him by his former employer for the 2016 year and the value of awards he forfeited in connection with his resignation.  Of that amount, $3 million was paid in cash on March 31, 2017 and $4.66 million was granted in the form of restricted stock units that will become vested in installments on March 1, 2018, 2019 and 2020 (with the increase in award value from $4 million to $4.66 million due to the difference between the initial valuation and the grant date values).  Lastly, Mr. McCree received an annual gross housing allowance of $100,000, which was discontinued effective December 31, 2017.

The agreements include the following definitions of cause and good reason:

“Cause” includes (i) any conviction (including a plea of guilty or of nolo contendere or entry into a pre-trial diversion program) for the commission of a felony or any conviction of any criminal offense within the scope of Section 19 of the Federal Deposit Insurance Act, 12 U.S.C. § 1829; (ii) an act of gross misconduct, fraud, embezzlement, theft or material dishonesty with the executive’s duties or in the course of employment with the Company or an affiliate; (iii) failure on the part of executive to perform his employment duties in any material respect, which is not cured to the reasonably satisfaction of the Company within thirty (30) days after the executive receives written notice of such failure; (iv) the executive’s violation of the provisions of his employment agreement relating to non-solicitation, confidentiality, ownership of materials, duty to return company property or intellectual property rights; and/or (v) the executive makes any material false or disparaging comments about the Company or any Company affiliate, or any Company or Company affiliate employee, officer, or director, or engages in any such activity which in the opinion of the Company is not consistent with providing an orderly handover of the executive’s responsibilities.

“Good Reason” includes a material diminution in the executive’s authority, duties, or responsibilities, a material diminution in the executive’s base salary other than a general reduction in base salary that affects all similarly situated employees, or a relocation of the executive’s principal place of employment by more than fifty (50) miles from his current principal place of employment, unless the new principal place of employment is closer to the executive’s home address.

Employment Agreement with Mr. Fawcett

On November 3, 2016, Mr. Fawcett entered into an employment agreement with the Company to serve as Interim Chief Financial Officer following the departure of our Former Chief Financial Officer, Mr. Eric Aboaf. Mr. Fawcett’s agreement provided that he would have a monthly salary of $250,000, or $57,692 per week, commencing December 17, 2016.  Mr. Fawcett remained in this role until March 17, 2017, as expected, and was not eligible for any bonus or any other type of incentive payment or award or separation payment.

Potential Payments Table

The following table summarizes estimated payments and benefits that would be provided to our NEOs (other than Mr. Fawcett) pursuant to their employment agreements, our severance practice and the terms of outstanding awards, in connection with a termination of employment under various scenarios or a change of control, assuming such event occurred on December 31, 2017.

For the summary of the material terms of the outstanding equity awards, the severance to which NEOs’ would be entitled, and the terms and conditions of our NEOs’ employment agreements, see “—Equity Awards”, “—Severance” and “—Employment Agreements with our NEOs” above.

Name	Voluntary Termination ($)		Voluntary Termination with Good Reason ($)		Not for Cause Termination ($)		For Cause Termination ($)	Change in Control Not for Cause Termination ($)		Change in Control Good Reason Resignation ($)		Change in Control Only (No Related Termination) ($)	Death ($)		Disability ($)		Retirement ($)
Bruce Van Saun
Cash Payment	3,756,500	(6)	4,957,900	(7)	4,957,900	(7)	-	12,396,600	(8)	12,396,600	(8)	-	1,983,900	(9)	743,500	(10)	3,756,500	(6)
Equity Awards(1)(2)	11,429,307		15,724,617		15,724,617		-	15,724,617		15,724,617		-	15,724,617		15,724,617		11,429,307
Deferred Cash Awards(1)(2)	199,149		199,149		199,149		-	199,149		199,149		-	199,149		199,149		199,149
Health Benefits(3)	-		1,141		1,141		-	1,141		1,141		-	-		-		-
Outplacement Services(4)	-		8,500		8,500		-	8,500		8,500		-	-		-		-
Total	15,384,956		20,891,307		20,891,307		-	28,330,007		28,330,007		-	17,907,666		16,667,266		15,384,956
John Woods
Cash Payment	-		-		350,000	(11)	-	3,830,000	(12)	3,830,000	(12)	-	-		-		-
Equity Awards(1)(5)	-		-		4,941,046		-	4,941,046		4,941,046		-	4,941,046		4,941,046		4,941,046
Deferred Cash Awards(1)(5)	-		-		-		-	-		-		-	-		-		-
Health Benefits(3)	-		-		1,211		-	1,211		1,211		-	-		-		-
Outplacement Services(4)	-		-		8,500		-	8,500		8,500		-	-		-		-
Total	-		-		5,300,757		-	8,780,757		8,780,757		-	4,941,046		4,941,046		4,941,046
Donald H. McCree III
Cash Payment	-		-		350,000	(11)	-	3,950,000	(12)	3,950,000	(12)	-	-		-		-
Equity Awards(1)(5)	-		-		1,800,858		-	3,298,620		3,298,620		-	3,298,620		3,298,620		3,298,620
Deferred Cash Awards(1)(5)	-		-		-		-	-		-		-	-		-		-
Health Benefits(3)	-		-		1,096		-	1,096		1,096		-	-		-		-
Outplacement Services(4)	-		-		8,500		-	8,500		8,500		-	-		-		-
Total	-		-		2,160,454		-	7,258,216		7,258,216		-	3,298,620		3,298,620		3,298,620
Brad L. Conner
Cash Payment	-		-		350,000	(11)	-	3,282,500	(12)	3,282,500	(12)	-	-		-		-
Equity Awards(1)(5)	-		-		2,369,981		-	3,496,598		3,496,598		-	3,496,598		3,496,598		3,496,598
Deferred Cash Awards(1)(5)	-		-		43,116		-	43,116		43,116		-	43,116		43,116		43,116
Health Benefits(3)	-		-		1,211		-	1,211		1,211		-	-		-		-
Outplacement Services(4)	-		-		8,500		-	8,500		8,500		-	-		-		-
Total	-		-		2,772,808		-	6,831,925		6,831,925		-	3,539,714		3,539,714		3,539,714
Stephen T. Gannon
Cash Payment	-		-		300,000	(11)	-	2,984,000	(12)	2,984,000	(12)	-	-		-		-
Equity Awards(1)(5)	-		-		2,146,060		-	2,591,383		2,591,383		-	2,591,383		2,591,383		2,591,383
Deferred Cash Awards(1)(5)	-		-		51,333		-	51,333		51,333		-	51,333		51,333		51,333
Health Benefits(3)	-		-		720		-	720		720		-	-		-		-
Outplacement Services(4)	-		-		8,500		-	8,500		8,500		-	-		-		-
Total	-		-		2,506,613		-	5,635,936		5,635,936		-	2,642,716		2,642,716		2,642,716

(1)

These amounts reflect the value of deferred cash and shares expected to vest, with equity award values determined by multiplying the number of shares subject to outstanding awards by $41.98, which is the closing price of a Company share on the NYSE on December 29, 2017 (the last trading day of the year on the NYSE). In circumstances where the performance stock units granted in 2015 are expected to vest, that award is reflected based on the actual level of performance assessed by the Compensation Committee on February 16, 2017.

(2)

For a description of the treatment of Mr. Van Saun’s outstanding equity and deferred cash awards, please see “—Termination of Employment and Change of Control—Employment Agreements with our NEOs—Employment Agreement with Mr. Van Saun.”

(3)

These amounts reflect the cost of COBRA benefit continuation coverage for one month under the plan in which the particular executive is enrolled, less the monthly active employee rate for those benefits.  This represents the benefit received by the NEOs as a result of receiving coverage at active employee rates for one month, when they would have otherwise been required to elect COBRA continuation coverage.

(4)	These amounts reflect the cost for us to provide outplacement services for executive level employees for 12 months under our outplacement policy.

(5)

For a description of the treatment of outstanding equity and deferred cash awards held by NEOs other than Mr. Van Saun, please see “—Termination of Employment and Change of Control—Equity Awards and Deferred Cash Awards.”

(6)

This amount includes a pro-rata portion of Mr. Van Saun’s 2017 variable compensation, excluding performance-based awards. Because the assumed termination date is December 31, 2017, the full award is reflected, based on the amount of his variable compensation and related mix for the 2017 performance year.

(7)

This amount reflects the sum of (i) two times Mr. Van Saun’s base salary, and (ii) a pro-rata portion of his target cash bonus for 2017. Because the assumed termination date is December 31, 2017, the full award is reflected, based on the amount of his variable compensation and related mix for the 2017 performance year.

(8)

This amount reflects (i) three times the sum of Mr. Van Saun’s (a) base salary and (b) 2017 target cash bonus, and (ii) a pro-rata portion of his target cash bonus for 2017. Because the assumed termination date is December 31, 2017, the full award is reflected, based on the amount of his variable compensation and related mix for the 2017 performance year.

(9)

This amount reflects a pro-rata portion of Mr. Van Saun’s target cash bonus for 2017. Because the assumed termination date is December 31, 2017, the full target award is reflected, based on the amount of his variable compensation and related mix for the 2017 performance year. Although Mr. Van Saun’s estate would also receive continuation of base salary for the month in which his death occurs, no salary has been included in this table because a termination date of December 31, 2017 is assumed.

(10)	This amount reflects six months of base salary, which would be paid to Mr. Van Saun prior to his receipt of long-term disability benefits.
(11)	This amount reflects 26 weeks of base salary.
(12)

This amount reflects (i) two times the sum of (a) base salary and (b) the average cash bonus paid for 2017, 2016 and 2015, plus (ii) a pro-rata portion of cash bonus for 2017, based on the average cash bonus paid for 2017, 2016 and 2015.  Because the assumed termination date is December 31, 2017, the full award is reflected, based on the amount of each NEO’s variable compensation and related mix for the 2017 performance year.

Mr. Fawcett was not eligible to receive any payments or benefits from the Company in connection with a separation from service following his service as Interim Chief Financial Officer.

COMPENSATION RISK ASSESSMENT

The Compensation Committee has performed a review of compensation policies and practices for all of our employees and has concluded that our compensation policies and practices are not reasonably likely to have a material adverse impact on the Company.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Bruce Van Saun, our Chief Executive Officer:

For 2017, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our company (other than our CEO) was $55,118; and
•	the annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $8,549,989.

Based on this information, for 2017 the reasonably estimated ratio of the annual total compensation of Mr. Van Saun, our Chief Executive Officer, to the median of the annual total compensation of all employees, calculated in a manner consistent with Item 402(u) of Regulation S-K, was 155 to 1.

Consistent with applicable rules, to identify the “median employee” we reviewed our employee population as of November 30, 2017 and the amount of their compensation for the period of January through November 30, 2017 as would be reported to the Internal Revenue Service on Form W-2 in Box 1, which we determined reasonably reflects the compensation of our employees.  More specifically, this calculation included all of our part-time and full time-employees as of such date.  In addition, because all our employees are located in the United States, as is our CEO, we did not make any cost-of-living adjustments in identifying the “median employee.”

Once we identified our median employee, we combined all of the elements of such employee’s compensation for the full 2017 year in accordance with the requirements of Item 402 of Regulation S-K.  With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2017 Summary Compensation Table included in this proxy statement.

DIRECTOR COMPENSATION

The Citizens Financial Group, Inc. Non-Employee Director Compensation Policy (the “Director Compensation Policy”) governs the compensation of our non-employee directors.  The Director Compensation Policy is reviewed on an annual basis by the Compensation Committee, together with CAP, its independent compensation consultant. Following the annual review during 2017, the following changes were approved in order to further align our director compensation offering with market practice:

•	Modest increases to annual cash and equity retainers, lead director retainer, and committee chair retainers;
•	Elimination of $1,500 fee for each committee meeting in excess of six, per committee, in any calendar year;
•	Addition of an Audit Committee member retainer of $10,000; and
•

For director restricted stock units, awards will vest immediately (as opposed to one year after the grant date) and will have reinvestment of dividend equivalents into additional restricted stock units until the awards settle when directors cease to serve on the Board.

The below chart summarizes the elements of our Director Compensation Policy and the amount of each element prior to, and following, the changes effective as of August 1, 2017.

Element of Compensation	1/1/17- 7/31/17	Effective 8/1/17
Annual Cash Retainer	$75,000	$80,000
Annual Restricted Stock Unit Retainer	$100,000	$120,000
Lead Director Cash Retainer	$25,000	$30,000
Audit Committee Member Retainer	$0	$10,000
Audit Chair Cash Retainer	$30,000	$35,000
Risk Chair Cash Retainer	$15,000	$30,000
Other Committee Chair Cash Retainers	$15,000	$20,000
Committee Meeting Fees for Meetings >6	$1,500	$0

On the date of each annual meeting of our stockholders, each non-employee director receives a grant of restricted stock units under the Citizens Financial Group, Inc. 2014 Non-Employee Directors Compensation Plan (“Directors Plan”), having a fair market value of $120,000, as compensation for their service until the next annual meeting.  Restricted stock unit awards vest immediately as of the grant date, subject to the terms and conditions of the Directors Plan and the applicable award agreement.  Director awards are subject to mandatory deferral and are not settled until a director’s cessation of service. To the extent dividends are declared between the grant and ultimate settlement date, dividend equivalents are reinvested into additional restricted stock units with the same terms and conditions as the related award.

In addition, directors are eligible to receive matching charitable contributions up to $5,000 per year, as part of our general charitable contribution program. Our non-employee directors do not participate in our employee benefit programs.

Directors may defer up to 100% of their cash compensation under our Directors Deferred Compensation Plan. Contributions to this plan are credited with interest on a monthly basis, based on the applicable interest crediting rate applicable for the month interest is to be posted. The interest crediting rate is the annualized average yield on the United States Treasury bond 10-year constant maturity for the immediately preceding calendar quarter plus two percent (2%), which is then divided by 12 to determine the monthly interest crediting rate. There are no Company contributions to this plan and no above-market or preferential earnings on compensation deferred pursuant to this plan.

Directors also receive reimbursement of business expenses incurred in connection with their attendance at meetings.

As discussed above in “Compensation Discussion and Analysis—Stock Ownership and Retention Guidelines”, non-employee directors are required to hold shares with a value at least equal to four times their annual cash retainer.

2017 Director Compensation Table

The following table shows 2017 compensation for our non-employee directors during 2017.  As described above, the Director Compensation Policy was amended effective August 1, 2017. Prior to that date, directors were compensation in accordance with the prior version of our Director Compensation Policy.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Other Compensation($)(2)	Total Compensation($)
Mark Casady	77,083	114,774	5,000	196,857
Christine M. Cumming	77,083	114,774	-	191,857
Anthony Di lorio	81,250	114,774	-	196,024
William P. Hankowsky	81,250	114,774	-	196,024
Howard W. Hanna III(3)	81,250	114,774	-	196,024
Leo I. Higdon	81,250	114,774	5,000	201,024
Charles J. Koch	111,250	114,774	-	226,024
Arthur F. Ryan	121,250	114,774	5,000	241,024
Shivan S. Subramaniam(4)	94,167	114,774	5,000	213,941
Wendy A. Watson(4)	113,333	114,774	5,000	233,107
Marita Zuraitis	77,083	114,774	-	191,857

(1)

Our non-employee directors were granted restricted stock units on April 27, 2017, the date of our 2017 annual stockholders meeting, and on August 1, 2017 (which was a pro-rata grant of the $20,000 increase in equity retainer approved as of such date).  The amounts shown in this column reflect the grant date fair market value of the restricted stock units granted to the directors calculated in accordance with FASB ASC Topic 718, using the valuation methodology and assumptions set forth in Note 17 to the Company’s consolidated financial statements included in its 2017 Annual Report on Form 10-K, which are hereby incorporated by reference.  As of December 31, 2017, each of our non-employee directors held 7,372.199 restricted stock units. 4,233 of these units were vested on April 27, 2017, 2,717 of these units are scheduled to vest on April 24, 2018, the date of our 2017 annual stockholders meeting, and 422.199 were vested at grant; in each case, however, the restricted stock units will not be settled until the cessation of each director’s service.

(2)	Amounts in this column reflect matching charitable contributions made by the Company on behalf of directors during 2017.

(3)	Mr. Hanna elected to defer 50% of the fees paid to him during 2017 pursuant to our Directors Deferred Compensation Plan. For a summary of material terms of the plan, see “Director Compensation” above.

(4)

Each of Mr. Subramaniam and Ms. Watson elected to defer all of their board fees earned for 2017 pursuant to our Directors Deferred Compensation Plan.  For a summary of the material terms of the plan, see “Director Compensation” above.

AUDIT MATTERS

PROPOSAL3: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, as the independent auditors to perform an integrated audit of the Company for the fiscal year ending December 31, 2018. Deloitte served as our independent auditors for the fiscal year ended December 31, 2017 and has served as our independent auditor since becoming a public company in 2014 and prior to that as a privately held company since 2000.

The Audit Committee periodically considers the rotation of the external auditor to ensure independence. In determining whether to retain Deloitte, the Audit Committee considers the firm’s independence, qualifications and past performance.  In addition, the Audit Committee oversees the rotation of the lead audit partner as mandated by SEC requirements and is directly involved in the selection of a new lead audit partner.  The Audit Committee also has oversight of the audit firm fee negotiation process and is responsible for approving audit fees.

The Board believes that the reappointment of Deloitte as the independent registered public accounting firm for fiscal year 2018 is in the best interests of the Company and its stockholders.  Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte as our independent registered public accounting firm. However, the Board believes that obtaining stockholder ratification of the appointment is a sound corporate governance practice. If the stockholders do not vote on an advisory basis in favor of Deloitte, the Audit Committee will reconsider the appointment and in doing so, assess the impact of changing the auditor and the appropriate timing for doing so.  The Audit Committee may retain Deloitte or hire another firm without resubmitting the matter for stockholders to approve. The Audit Committee retains the discretion at any time to appoint a different independent auditor.

Representatives of Deloitte are expected to be present at the annual meeting, available to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR FISCAL YEAR 2018.

AUDIT COMMITTEE REPORT

The purpose of the Audit Committee (the “Committee”) is to assist Citizens Financial Group, Inc.’s (the “Company”) Board of Directors (the “Board”) in its oversight of (i) the integrity of the financial statements of the Company, (ii) the appointment, compensation, qualifications, independence, performance and retention of the Company’s independent external auditor, (iii) the performance of the Company’s internal audit function, and (iv) compliance by the Company with legal and regulatory requirements.

The Committee operates pursuant to a Charter that was last amended and restated by the Board on February 16, 2018. As set forth in the Charter, management of the Company is primarily responsible for the adequacy and effectiveness of the Company’s financial reporting process, systems of internal accounting and financial controls. Deloitte & Touche LLP (“Deloitte”), the Company’s independent auditor for 2017, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and Deloitte the audited financial statements for the year ended December 31, 2017.

The Audit Committee has discussed with Deloitte the matters that are required to be discussed under the Public Company Accounting Oversight Board (“PCAOB”) standards. Deloitte has provided to the Committee the written disclosures and the PCAOB-required letter regarding the independent accountant’s communications with the Committee concerning independence, and the Committee has discussed with Deloitte their independence giving consideration to the provision of audit and non-audit services and fees paid to the firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2017 be included in the Company’s 2017 Annual Report on Form 10-K, for filing with the Securities and Exchange Commission. This report is provided by the following independent directors, who comprise the Committee:

Wendy A. Watson (Chair)	Anthony Di lorio
William P. Hankowsky	Howard W. Hanna III
Leo I. Higdon	Charles J. Koch

February 16, 2018

PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES

The Audit Committee approves in advance all audit, audit-related, tax, and other services performed by the independent auditors. The Audit Committee pre-approves specific categories of services up to pre-established fee thresholds. Unless the type of service has previously been pre-approved, the Audit Committee must approve that specific service before the independent auditors may perform it. In addition, separate approval is required if the amount of fees for any pre-approved category of service exceeds the fee thresholds established by the Audit Committee. The Audit Committee may delegate to the chair or any independent member of the committee pre-approval authority with respect to permitted services, provided that the member must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All fees described below were pre-approved by the Audit Committee.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table presents fees paid by the Company for services performed by its independent registered public accounting firm, Deloitte, and its affiliates for the years ended December 31, 2017 and 2016.

	2017	2016
Audit fees	$5,403,129	$5,578,140
Audit-related fees(1)	1,056,944	1,067,069
Tax fees(2)	393,107	61,156
All other fees(3)	5,685	5,700
Total	$6,858,865	$6,712,065

(1)

Includes required compliance services associated with several of the Company’s lending programs (e.g., Ginnie Mae, Housing and Urban Development (HUD), Uniform Single Attestation Program (USAP) and the Family Education Loan Program) and Statement on Standards for Attestation Engagements (SSAE) No. 16 reports for the Company’s cash management and investment management clients, and services provided in conjunction with the Company’s debt offerings.

(2)	Includes aggregate fees billed for tax services, including tax compliance, planning and consulting.
(3)	Represents fee for access to the independent accounting firm’s on-line research library.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, the Company’s directors and executive officers and persons who beneficially own more than 10% of the outstanding shares of common stock are required to report their beneficial ownership of the common stock and any changes in that beneficial ownership to the SEC and the NYSE. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that these filing requirements were satisfied by all of its directors and officers and 10% or more beneficial owners of Company stock during 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates information as of March 2, 2018 regarding the beneficial ownership of our common stock by:

•each person whom we know to own beneficially more than 5% of our common stock;

•each of the directors and named executive officers individually; and

•all directors and executive officers as a group.

In accordance with SEC rules, beneficial ownership includes sole or shared voting or investment power with respect to securities and includes the shares issuable pursuant to restricted stock units that will become vested within 60 days of the date of determination, which in the case of the following table is March 2, 2018. Under these rules, one or more persons may be a deemed beneficial owner of the same securities and a person may be deemed a beneficial owner of securities to which such person has no economic interest. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

The percentage of beneficial ownership is based on 487,717,012 shares of our common stock outstanding as of March 2, 2018.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of more than 5% of the shares of our common stock. Except as otherwise noted below, the address for each person listed on the table is c/o Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901.

Name of Beneficial Owner	Number of Shares	%

5% Stockholders
BlackRock, Inc.**	45,083,378	9.2
The Vanguard Group, Inc***	52,520,774	10.7
State Street Corporation****	26,729,538	5.4
Directors and Named Executive Officers
Bruce Van Saun	481,107	*
Brad L. Conner	117,312	*
John J. Fawcett*****	48,634	*
Stephen T. Gannon	39,935	*
Donald H. McCree	86,515	*
John Woods	23,532	*
Mark Casady	17,119	*
Christine M. Cumming	9,790	*
Anthony Di lorio	25,419	*
William P. Hankowsky	27,919	*
Howard W. Hanna III	21,919	*
Leo I. Higdon	14,962	*
Charles J. Koch	32,919	*
Arthur F. Ryan	57,919	*
Shivan S. Subramaniam	32,919	*
Wendy A. Watson	12,919	*
Marita Zuraitis	14,919	*
All directors and executive officers as a group (20 persons)	1,104,383	*

*	Less than 1%.
**

Represents shares beneficially owned by BlackRock, Inc. 55 East 52nd St, New York, NY 10055. BlackRock, Inc. has sole voting power with respect to 38,278,832 shares and sole dispositive power with respect to 45,083,378 shares. The foregoing information is based solely on a Schedule 13G filed by BlackRock with the SEC on January 29, 2018 regarding its holdings as of December 31, 2017.

***

Represents shares beneficially owned by The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group, Inc. has sole voting power with respect to 698,486 shares, sole dispositive power with respect to 51,752,104 shares, shared voting power with respect to 99,757 shares and shared dispositive power with respect to 768,670 shares. The foregoing information is based solely on a Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 9, 2018 regarding its holdings as of December 31, 2017.

****

Represents shares beneficially owned by State Street Corporation, State Street Financial Center, One Lincoln Street, Boston, MA 02211. State Street Corporation has shared voting and shared dispositive power with respect to 26,729,538 shares. The foregoing information is based solely on a consolidated Schedule 13G filed by State Street Corporation with the SEC on February 14, 2018 regarding its holdings as of December 31, 2017.

*****	As of March 17, 2017 when Mr. Fawcett left the Company’s employment.

INFORMATION FOR STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at our Annual Meeting, which will be held on April 26, 2018, at 9:00 a.m. Eastern Time, at the Company’s headquarters located at One Citizens Plaza, Providence, Rhode Island 02903.

Why am I receiving this proxy statement and proxy card?

You have received these proxy materials because our board of directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement describes issues on which we would like you to vote at our Annual Meeting. It also gives you information on these issues so that you can make an informed decision.

Because you own shares of our common stock, our board of directors has made this proxy statement and proxy card available to you on the Internet, in addition to delivering printed versions of this proxy statement and proxy card to certain stockholders by mail.

When you vote by using the Internet or (if you received your proxy card by mail) by signing and returning the proxy card, you appoint each of Bruce Van Saun, Stephen T. Gannon and Robin S. Elkowitz (with full power of substitution) as your representatives at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by using the Internet or (if you received your proxy card by mail) by signing and returning your proxy card. If you vote by using the Internet, you do not need to return your proxy card.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the SEC, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice in the mail. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review the proxy statement and annual report over the Internet. The Notice also instructs you on how to electronically access and review all of the important information contained in this proxy statement and the annual report and how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials contained in the Notice.

Stockholders who receive a printed set of proxy materials will not receive the Notice but may still access our proxy materials and submit their proxies over the Internet by following the instructions provided on their proxy card.

Who is entitled to vote?

Holders of our common stock at the close of business on March 2, 2018 (the record date) are entitled to vote. In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available in electronic form at the Annual Meeting site on April 26, 2018 and will be accessible in electronic form for ten days before the meeting at our principal place of business located at One Citizens Plaza, Providence, Rhode Island 02903, between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time.

How many votes is each share of common stock entitled to?

Holders of common stock are entitled to one vote per share. As of March 2, 2018, there were 487,717,012 shares of our common stock outstanding.

What is the difference between a stockholder of record and a “street name” holder?

Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to certain officers of Citizens Financial Group, Inc. or to vote in person at the Annual Meeting. The Company has enclosed or sent a proxy card for you to use. You may also vote on the Internet, as described below under the heading “How do I vote?”

Beneficial Owner or “Street Name” Holder. If your shares are held in an account at a broker, bank or other nominee, like many of our stockholders, you are considered the beneficial owner of shares held in street name, and these proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares, and you are also invited to attend the Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, or other nominee that is the stockholder of record of your shares giving you the right to vote the shares at the Annual Meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy by completing, signing and returning the proxy card or by using the Internet or by telephone, as described below under the heading “How do I vote?”.

How do I vote?

Stockholders of record may vote by using the Internet or (if you received a proxy card by mail) by mail as described below. Stockholders also may attend the meeting and vote in person. If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

•

You may vote by using the Internet. The address of the website for Internet voting can be found on your proxy card or Notice. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on April 25, 2018. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by telephone. Dial the number listed on your proxy card or your voting instruction form. You will need the control number included on your proxy card or voting instruction form.
•	You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	submitting a subsequent proxy by using the Internet, telephone or by mail with a later date;
•	sending written notice of revocation to our Corporate Secretary, Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901; or
•	voting in person at the Annual Meeting.

If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see how you can revoke your proxy and change your vote.

Attendance at the meeting will not by itself revoke a proxy.

How many votes do you need to hold the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the total voting power of all outstanding securities entitled to vote at the Annual Meeting will constitute a quorum. If a quorum is present, we can hold the Annual Meeting and conduct business.

On what items am I voting?

You are being asked to vote on three items:

1.	the election of each of the twelve directors nominated by the Board and named in the proxy statement to serve until the 2019 annual meeting or until their successors are duly elected and qualified;
2.	advisory vote to approve the Company’s executive compensation, commonly referred to as a “say on pay” vote; and
3.	ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2018.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

How does the board of directors recommend that I vote?

The Board recommends that you vote as follows:

1.	FOR the twelve director nominees;
2.	FOR the approval, on an advisory basis, of the Company’s executive compensation; and
3.	FOR the ratification of the appointment of our independent registered public accounting firm.

How may I vote in the election of directors, and how many votes must the nominees receive to be elected?

With respect to the election of directors, you may:

•	vote FOR the twelve nominees for director;
•	vote FOR any of the nominees for director and vote AGAINST or ABSTAIN from voting on the other nominees for director;
•	vote AGAINST the twelve nominees for director; or
•	ABSTAIN from voting on all of the nominees for director.

Our Bylaws provide for the election of directors by an affirmative majority of the votes cast in an uncontested election. This means each of the twelve individuals nominated for election to the board of directors must receive more votes cast “FOR” than “AGAINST” (among votes properly cast in person, electronically or by proxy) to be elected. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of nominees. If the election of directors is not an uncontested election, then the directors are elected by a plurality of the votes cast.

What happens if a nominee does not receive a majority of “FOR” votes?

If a nominee does not receive a majority of “FOR” votes, he or she shall tender to the Board, via the Chair of the Nominating and Corporate Governance Committee, his or her resignation. The Nominating and Corporate Governance Committee will consider the resignation and make a recommendation to the Board whether to accept or reject the tendered resignation no later than 60 days following the date of the Annual Meeting in accordance with the specific requirements outlined in our Corporate Governance Guidelines.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board may either:

•	reduce the number of directors that serve on the Board; or
•	designate a substitute nominee.

If the Board designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

How may I cast my advisory vote for the proposal to approve the Company’s executive compensation?

With respect to this proposal, you may:

•	vote FOR the approval, on an advisory basis, of the Company’s executive compensation;
•	vote AGAINST the approval, on an advisory basis, of the Company’s executive compensation; or
•	ABSTAIN from voting on the proposal.

In accordance with applicable law, this vote is “advisory,” meaning it will serve as a recommendation to the Board, but will not be binding. The Compensation Committee will carefully consider the outcome of this vote when determining future executive compensation arrangements. Abstentions and broker non-votes will not count as votes cast.

How may I vote for the proposal to ratify the appointment of our independent registered public accounting firm, and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the ratification of the accounting firm;
•	vote AGAINST the ratification of the accounting firm; or
•	ABSTAIN from voting on the proposal.

In order to pass, the proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders who are present in person or by proxy. Abstentions will not count as votes cast.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed card but do not provide voting instructions, your shares will be voted as follows:

1.	FOR the twelve director nominees;
2.	FOR the approval, on an advisory basis, of the Company’s executive compensation; and
3.	FOR the ratification of the appointment of our independent registered public accounting firm.

Will my shares be voted if I do not vote by using the Internet, telephone or by signing and returning my proxy card?

If you do not vote by using the Internet, telephone or (if you received a proxy card by mail) by signing and returning your proxy card, then your shares will not be voted and will not count in deciding the matters presented for stockholder consideration at the Annual Meeting.

If your shares are held in street name through a bank or broker, your bank or broker may vote your shares under certain limited circumstances if you do not provide voting instructions before the Annual Meeting, in accordance with the NYSE rules that govern banks and brokers. These circumstances include voting your shares on “routine matters,” such as the ratification of the appointment of our independent registered public accountants described in this proxy statement. With respect to the proposal to ratify the appointment of our independent registered public accounting firm, therefore, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.

The election of directors and approval, on an advisory basis, of the Company’s executive compensation are not considered routine matters under the NYSE rules relating to voting by banks and brokers. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes that are represented at the Annual Meeting will be counted for purposes of establishing a quorum, but not for determining the number of shares voted for or against the non-routine matter.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

What is the vote required for each proposal to pass, and what is the effect of abstentions or withheld votes and uninstructed shares on the proposals?

Our Bylaws provide for the election of directors by an affirmative majority of the votes cast in an uncontested election. This means that the twelve individuals nominated for election to the board of directors must receive more votes “FOR” than “AGAINST” (among votes properly cast in person, electronically or by proxy) to be elected. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of nominees. If the election of directors is not an uncontested election then the directors are elected by a plurality of the votes cast.

For each other proposal to pass in accordance with our Bylaws, the proposal must receive the affirmative vote of a majority of the votes cast in person, electronically or by proxy at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast.

What do I need to show to attend the Annual Meeting in person?

You will need proof of your share ownership (such as a recent brokerage statement or letter from your broker showing that you owned shares of the Company’s common stock as of March 2, 2018 if you hold your shares through a broker) and a form of government-issued photo identification. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting.

If you are the legal representative of a stockholder, you must also bring a letter from the stockholder certifying (a) the beneficial ownership you represent and (b) your status as a legal representative.  We will determine in our sole discretion whether the letter presented for admission meets the above requirements.

No cameras, laptops, tablets, recording equipment, large bags, backpacks, briefcases, and similar items are permitted in the meeting room.  Cell phones may not be used during the meeting and we reserve the right to remove individuals who do not adhere to these requirements.

Who bears the cost of the proxy materials?

The Company pays for preparing, printing and mailing this proxy statement and the annual report. Officers and employees of the Company may solicit the return of proxies, but will not receive additional compensation for those efforts. The Company will request that brokers, banks, custodians, nominees and other fiduciaries send proxy materials to all beneficial owners and upon request will reimburse them for their expenses. Solicitation may be made by mail, telephone or other means.

Can I receive future proxy materials and annual reports electronically?

Yes. Instead of receiving future paper copies in the mail, you can elect to receive our future annual reports and proxy materials electronically. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business and will reduce the environmental impact of our annual meetings.  If you are a stockholder of record and wish to enroll in the electronic proxy delivery service for future meetings, you may do so by going to the website provided on your proxy card and following the prompts.

OTHER BUSINESS

The Board is not aware of any other matters to be presented at the Annual Meeting. If any other matter proper for action at the meeting should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.

2019 ANNUAL MEETING AND STOCKHOLDER PROPOSALS

The Company will review for inclusion in next year’s proxy statement stockholder proposals submitted pursuant to SEC Rule 14a-8 that are received by November 9, 2018. In order for a stockholder proposal or director nomination to be considered for inclusion in our proxy materials for our annual meeting of stockholders, expected to be held in April 2019, the proposal or director nomination must be received by our Corporate Secretary, Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901, on or before the close of business on November 9, 2018, and must comply with the rules and regulations promulgated by the SEC. These stockholder notices also must comply with the requirements of our Bylaws and will not be effective otherwise.

Our Bylaws impose some procedural requirements on stockholders who wish to nominate directors, propose that a director be removed, propose any repeal or change in our Bylaws or propose any other business to be brought before an annual or special meeting of stockholders.

Under these procedural requirements, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the annual meeting to our Corporate Secretary.

To be timely, a stockholder’s notice for proposals outside of SEC Rule 14a-8 must be delivered to the Corporate Secretary at 600 Washington Boulevard, Stamford, Connecticut, 06901 not less than 120 days or more than 150 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our annual meeting of stockholders to be held in 2019, such a proposal must be received on or after November 28, 2018, but not later than December 27, 2018. In the event that the date of the annual meeting of stockholders to be held in 2018 is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of this year’s annual meeting of stockholders, such notice by the stockholder must be so received no earlier than 120 days prior to the annual meeting of stockholders to be held in 2019 and not later than 70 days prior to such annual meeting of stockholders to be held in 2019 or 10 days following the day on which public announcement of the date of such annual meeting is first made.

A stockholder’s notice to the Corporate Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (as amended, together with the rules and regulations promulgated thereunder, the “Exchange Act”) including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the text of the proposed amendment), the reasons for conducting such business and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

•	the name and address of such stockholder (as they appear on the Company’s books) and any such beneficial owner;
•	the number of shares of capital stock of the Company that are held of record or are beneficially owned by such stockholder and by any such beneficial owner;
•

a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;

•

a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to the Company’s securities;

•

a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting;

•

a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Company’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination;

•

any other information relating to such stockholder, beneficial owner, if any, or director nominee or proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee or proposal pursuant to Section 14 of the Exchange Act; and

•	such other information relating to any proposed item of business as the Company may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action.

ANNUAL REPORT FOR 2017

The fiscal 2017 Annual Report to Stockholders is being mailed with this proxy statement to those stockholders that received a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access this proxy statement and our fiscal 2017 Annual Report at www.edocumentview.com/CFG. Requests for copies of our Annual Report to Stockholders may also be directed to Investor Relations, Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions are receiving only one copy of our annual report and this proxy statement. This reduces the volume of duplicate information received at your household and helps to reduce costs. If you would like to have additional copies of these documents mailed to you, please call or write to Investor Relations at (203) 900-6854 or 600 Washington Boulevard, Stamford, Connecticut 06901. If you want to receive separate copies of the proxy statement, annual report to stockholders or Notice of Internet Availability of Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder.

BY ORDER OF THE BOARD OF DIRECTORS

Robin S. Elkowitz
Executive Vice President, Deputy General Counsel and Secretary

Stamford, Connecticut

March 9, 2018

APPENDIX A

Key performance metrics, non-GAAP financial measures and reconciliations

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS				FULL YEAR
				4Q17 Change				2017 Change
		4Q17	3Q13	3Q13		2017	2016	2016
				$/bps	%			$/bps	%
Total revenue, Adjusted/Underlying:
Total revenue (GAAP)	A	$1,484	$1,153	$331	29%	$5,707	$5,255	$452	9%
Less: Notable items		17	—	17	100	6	67	(61)	(91)
Total revenue, Adjusted/Underlying (non-GAAP)	B	$1,467	$1,153	$314	27%	$5,701	$5,188	$513	10%
Noninterest expense, Adjusted/Underlying:
Noninterest expense (GAAP)	C	$898	$788	$110	14%	$3,474	$3,352	$122	4%
Less: Notable items		40	—	40	100	55	36	19	53
Noninterest expense, Adjusted/Underlying (non-GAAP)	D	$858	$788	$70	9%	$3,419	$3,316	$103	3%
Net income, Adjusted/Underlying:
Net income (GAAP)	E	$666	$144	$522	NM	$1,652	$1,045	$607	58%
Add: Notable items, net of income tax expense (benefit)		(317)	—	(317)	(100)	(340)	(19)	(321)	NM
Net income, Adjusted/Underlying (non-GAAP)	F	$349	$144	$205	142%	$1,312	$1,026	$286	28%
Net income available to common stockholders, Adjusted/Underlying:
Net income available to common stockholders (GAAP)	G	$666	$144	$522	NM	$1,638	$1,031	$607	59%
Add: Notable items, net of income tax expense (benefit)		(317)	—	(317)	(100)	(340)	(19)	(321)	NM
Net income available to common stockholders, Adjusted/Underlying (non-GAAP)	H	$349	$144	$205	142%	$1,298	$1,012	$286	28%
Efficiency ratio and efficiency ratio, Adjusted/Underlying:
Efficiency ratio	C/A	60.52%	68.49%	(797)	bps	60.87%	63.80%	(293)	bps
Efficiency ratio, Adjusted/Underlying (non-GAAP)	D/B	58.50	68.49	(999)	bps	59.96	63.92	(396)	bps
Return on average tangible common equity and return on average tangible common equity, Adjusted/Underlying:
Average common equity (GAAP)	I	$19,624	$19,627	$(3)	—%	$19,618	$19,698	$(80)	—%
Less: Average goodwill (GAAP)		6,887	6,876	11	—	6,883	6,876	7	—
Less: Average other intangibles (GAAP)		2	9	(7)	(78)	2	2	—	—
Add: Average deferred tax liabilities related to goodwill (GAAP)		531	325	206	63	534	502	32	6
Average tangible common equity	J	$13,266	$13,067	$199	2%	$13,267	$13,322	$(55)	—%
Return on average tangible common equity	G/J	19.92%	4.34%	1,558	bps	12.35%	7.74%	461	bps
Return on average tangible common equity, Adjusted/Underlying (non-GAAP)	H/J	10.43	4.34	609	bps	9.79	7.60	219	bps
Return on average total tangible assets and return on average total tangible assets, Adjusted/Underlying:
Average total assets (GAAP)	K	$151,111	$117,386	$33,725	29%	$149,953	$143,183	$6,770	5%
Less: Average goodwill (GAAP)		6,887	6,876	11	—	6,883	6,876	7	—
Less: Average other intangibles (GAAP)		2	9	(7)	(78)	2	2	—	—
Add: Average deferred tax liabilities related to goodwill (GAAP)		531	325	206	63	534	502	32	6
Average tangible assets	L	$144,753	$110,826	$33,927	31%	$143,602	$136,807	$6,795	5%
Return on average total tangible assets	E/L	1.83%	0.52%	131	bps	1.15%	0.76%	39	bps
Return on average total tangible assets, Adjusted/Underlying (non-GAAP)	F/L	0.96	0.52	44	bps	0.91	0.75	16	bps
Net income per average common share - basic and diluted, Adjusted/Underlying:
Average common shares outstanding - basic (GAAP)	M	492,149,763	599,998,324	(107,848,561)	(18%)	502,157,440	522,093,545	(19,936,105)	(4%)
Average common shares outstanding - diluted (GAAP)	N	493,788,007	599,998,324	(106,210,317)	(18)	503,685,091	523,930,718	(20,245,627)	(4)
Net income per average common share - basic (GAAP)	G/M	$1.35	$0.26	$1.09	NM	$3.26	$1.97	$1.29	65
Net income per average common share - diluted (GAAP)	G/N	1.35	0.26	1.09	NM	3.25	1.97	1.28	65
Net income per average common share - basic, Adjusted/Underlying (non-GAAP)	H/M	0.71	0.26	0.45	173	2.59	1.94	0.65	34
Net income per average common share - diluted, Adjusted/Underlying (non-GAAP)	H/N	0.71	0.26	0.45	173	2.58	1.93	0.65	34

Citizens Financial Group, Inc.™

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IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

Annual Meeting Proxy Card

1. Election of Directors:

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - Bruce Van Saun	☐	☐	☐	02 - Mark Casady	☐	☐	☐	03 - Christine M. Cumming	☐	☐	☐
04 - Anthony Di Iorio	☐	☐	☐	05 - William P. Hankowsky	☐	☐	☐	06 - Howard W. Hanna III	☐	☐	☐
07 - Leo I. ("Lee") Higdon	☐	☐	☐	08 - Charles J. ("Bud") Koch	☐	☐	☐	09 - Arthur F. Ryan	☐	☐	☐
10 - Shivan S. Subramaniam	☐	☐	☐	11 - Wendy A. Watson	☐	☐	☐	12 - Marita Zuraitis	☐	☐	☐

C 1234567890 J N T

1 U P X 3 7 2 6 0 0 1

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 02S3UB 1 U P X + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + IMPORTANT ANNUAL MEETING INFORMATION A For Against Abstain 2. Advisory vote on executive compensation. For Against Abstain 3. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2018. 01 - Bruce Van Saun 04 - Anthony Di lorio 07 - Leo I. (“Lee”) Higdon 02 - Mark Casady 05 - William P. Hankowsky 08 - Charles J. (“Bud”) Koch 03 - Christine M. Cumming 06 - Howard W. Hanna III 09 - Arthur F. Ryan 1. Election of Directors: 10 - Shivan S. Subramaniam 11 - Wendy A. Watson 12 - Marita Zuraitis For Against Abstain For Against Abstain For Against Abstain Proposals — The Board of Directors recommends a vote FOR all nominees in Proposal 1 and FOR Proposals 2 and 3. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMM 3 7 2 6 0 0 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 JNT 1upx 3726001

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . Notice of 2018 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting – April 26, 2018 Bruce Van Saun, Stephen T. Gannon and Robin S. Elkowitz or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Citizens Financial Group, Inc. to be held on April 26, 2018 at 9:00 a.m. Eastern Time, at One Citizens Plaza, Providence, Rhode Island 02903 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as specified by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees in Proposal 1 and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Proxy – Citizens Financial Group, Inc. Change of Address — Please print your new address below. Comments — Please print your comments below. C Non-Voting Items Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Citizens Financial Group, Inc. 2018 Annual Meeting of Stockholders April 26, 2018, at 9:00 a.m. Eastern Time. One Citizens Plaza, Providence, Rhode Island 02903. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B. + +